                                 EXHIBIT 10.115


                   LEASE AGREEMENT WITH TCI GREAT LAKES, INC.
                    FOR A PORTION OF WINDY POINT I BUILDING

                            WINDY POINT OF SCHAUMBURG


                                  OFFICE LEASE


                                     BETWEEN


                        WINDY POINT OF SCHAUMBURG L.L.C.
                                   as Landlord


                                       AND

                              TCI GREAT LAKES, INC.
                                    as Tenant

Dated: July 29, 1999

                                TABLE OF CONTENTS
                                -----------------

1.   DEMISE AND TERM.................................................   2

2.   RENT............................................................   2
     A.   Definitions................................................   2
          -----------
     B.   Components of Rent.........................................   4
          ------------------
     C.   Payment of Rent............................................   4
          ---------------

3.   USE.............................................................   6

4.   CONDITION OF PREMISES...........................................   7
     A.   Initial Condition..........................................   7
          -----------------
     B.   Americans With Disabilities Act............................   7
          -------------------------------

5.   BUILDING SERVICES...............................................   8
     A.   Basic Services.............................................   8
          --------------
     B.   Electricity................................................   8
          -----------
     C.   Telephones.................................................   9
          ----------
     D.   Additional Services........................................   9
          -------------------

     E.   Failure or Delay in Furnishing Services....................  10
          ---------------------------------------

6.   RULES AND REGULATIONS...........................................  10

7.   CERTAIN RIGHTS RESERVED TO LANDLORD.............................  11

8.   MAINTENANCE AND REPAIRS.........................................  11
     A.   Tenant's Obligations.......................................  11
          --------------------
     B.   Landlord's Obligations.....................................  12
          ----------------------

9.   ALTERATIONS.....................................................  12
     A.   Requirements...............................................  12
          ------------
     B.   Liens......................................................  13
          -----

10.  INSURANCE.......................................................  14

11.  WAIVER AND INDEMNITY............................................  15
     A.   Tenant's Waiver............................................  15
          ---------------
     B.   Tenant's Indemnity.........................................  15
          ------------------
     C.   Landlord's Waiver..........................................  15
          -----------------
     D.   Landlord's Indemnity.......................................  16
          --------------------

12.  FIRE AND CASUALTY...............................................  16

13.  CONDEMNATION.....................................................  17
     A.   Notice of Taking............................................  17
          ----------------
     B.   Total Taking................................................  17
          ------------
     C.   Partial Taking..............................................  17
          ---------------
     D.   Temporary Taking............................................  18
          ----------------
     E.   Distribution of the Award...................................  18
          -------------------------

14.  ASSIGNMENT AND SUBLETTING........................................  18
     A.   Landlord's Consent..........................................  18
          ------------------
     B.   Standards for Consent.......................................  19
          ---------------------
     C.   Recapture...................................................  20
          ---------
     D.   Permitted Occupancies.......................................  20
          ---------------------

15.  SURRENDER........................................................  20

16.  DEFAULTS AND REMEDIES............................................  21
     A.   Default. ...................................................  21
          -------
     B.   Right of Re-Entry...........................................  21
          -----------------
     C.   Reletting...................................................  22
          ---------
     D.   Termination of Lease........................................  22
          --------------------
     E.   Other Remedies..............................................  22
          --------------
     F.   Bankruptcy..................................................  22
          ----------
     G.   Waiver of Trial by Jury.....................................  23
          -----------------------
     I.   Landlord's Default..........................................  23
          ------------------
     J.   Tenant's Special Remedy.....................................  23
          -----------------------

17.  HOLDING OVER.....................................................  24

18.  [INTENTIONALLY DELETED]..........................................  24

19.  [INTENTIONALLY DELETED]..........................................  24

20.  ESTOPPEL CERTIFICATES............................................  24

21.  SUBORDINATION....................................................  25

22.  QUIET ENJOYMENT..................................................  25

23.  BROKER...........................................................  25

24.  NOTICES..........................................................  26

25.   MISCELLANEOUS.......................................................  26
      A.   Successors and Assigns.........................................  26
           ----------------------
      B.   Entire Agreement...............................................  26
           ----------------
      C.   Time of Essence................................................  26
           ---------------
      D.   Execution and Delivery.........................................  26
           ----------------------
      E.   Severability...................................................  26
           ------------
      F.   Governing Law..................................................  27
           -------------
      G.   Attorneys' Fees................................................  27
           ---------------
      H.   [Intentionally Deleted]........................................  27
           -----------------------
      I.   Joint and Several Liability....................................  27
           ---------------------------
      J.   Force Majeure..................................................  27
           -------------
      K.   Captions.......................................................  27
           --------
      L.   No Waiver......................................................  27
           ---------
      M.   No Recording...................................................  27
           ------------
      N.   Limitation of Liability........................................  27
           -----------------------

26.   EXPANSION OPTIONS...................................................  28
      A.   Option Spaces..................................................  28
           -------------
      B.   Pre-Commencement Second Floor Expansion Option.................  28
           ----------------------------------------------
      C.   Post-Commencement Second Floor Expansion Option................  28
           -----------------------------------------------
      D.   Second Floor Expansion Option Terms............................  29
           -----------------------------------
      E.   Fifth Floor Expansion Option...................................  29
           ----------------------------
      F.   Terms..........................................................  31
           -----
      G.   Amendment......................................................  32
           ---------
      H.   Termination....................................................  32
           -----------

27.   RIGHTS OF FIRST REFUSAL TO LEASE SPACE..............................  32
      A.   Right of First Refusal.........................................  32
           ----------------------
      B.   Terms..........................................................  33
           -----
      C.   Amendment......................................................  34
           ---------
      D.   Termination....................................................  34
           -----------

28.   RIGHTS OF FIRST OPPORTUNITY TO LEASE SPACE..........................  35
      A.   ROFO Space.....................................................  35
           ----------
      B.   Right of First Opportunity.....................................  35
           --------------------------
      C.   Terms..........................................................  36
           -----
      D.   Amendment......................................................  37
           ---------
      E.   Termination....................................................  37
           -----------

29.   PARKING.............................................................  38

30.   SIGNAGE.............................................................  38

31.  RIGHT OF FIRST REFUSAL TO PURCHASE BUILDING ...................................    39

32.  RENEWAL OPTIONS ...............................................................    40
     A.   First Renewal Option .....................................................    40
          --------------------
     B.   Second Renewal Option ....................................................    40
          ---------------------
     C.   Terms ....................................................................    41
          -----
     D.   Staggered Terms ..........................................................    41
          ---------------
     E.   Amendment ................................................................    42
          ---------
     F.   Termination ..............................................................    42
          -----------

33.  TERMINATION OPTION ............................................................    42
     A.   Termination Option .......................................................    42
          ------------------
     B.   Terms ....................................................................    43
          -----
     C.   Termination ..............................................................    43
          -----------

34.  HAZARDOUS MATERIALS ...........................................................    43
     A.   Landlord's Environmental Protection ......................................    43
          -----------------------------------
     B.   Tenant's Environmental Protection ........................................    44
          ---------------------------------
     C.   Hazardous Substances .....................................................    44
          --------------------
     D.   Recycling ................................................................    44
          ---------
     E.   Permitted Exceptions .....................................................    45
          --------------------

35.  HIGH SPEED DATA SERVICE .......................................................    45

36.  PENETRATION POINTS AND CONNECTING EQUIPMENT ...................................    45

37.  INDEPENDENT POWER SYSTEMS .....................................................    46

38.  ROOFTOP COMMUNICATIONS AND HVAC EQUIPMENT .....................................    47

39.  FOOD SERVICE ..................................................................    47

40.  Y2K ...........................................................................    48


EXHIBIT A - Plan of Premises .......................................................   A-1
EXHIBIT B - Rules and Regulations ..................................................   B-1
EXHIBIT C - Work Letter Agreement ..................................................   C-1
EXHIBIT D - Suite Acceptance Agreement .............................................   D-1
EXHIBIT E - Form of Subordination, Non-Disturbance and Attornment Agreement ........   E-1
EXHIBIT F - Current Janitorial Specifications ......................................   F-1
EXHIBIT G - Location of Initial Parking Spaces .....................................   G-1
EXHIBIT H - Location of Backup Generator ...........................................   H-1

                                  OFFICE LEASE

     THIS LEASE is made as of July 29, 1999, between WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company, having an address at c/o Fifield Realty Corp., 20 North Wacker Drive, Chicago, Illinois 60606 ("Landlord"), and TCI GREAT LAKES, INC., a Delaware corporation, having an address at Suite 200, 1500 McConnor Parkway, Schaumburg, Illinois 60173 ("Tenant"), for space in the building at 1500 McConnor Parkway (such building, including the land upon which the building and related facilities are situated, being herein referred to as the "Building"), in the mixed-use complex consisting of approximately 35 acres at the northeast corner of the intersection of Meacham Road and McConnor Parkway in Schaumburg, Illinois, and known as Windy Point of Schaumburg (the "Complex"). The following schedule (the "Schedule") sets forth certain basic terms of this
Lease:

                                    SCHEDULE
                                    --------

1.  Premises:........................................  A)  Suite 200
                                                       B)  Approximately 89,082
                                                           rentable square feet,
                                                           consisting of part of
                                                           the first floor, part
                                                           of the second floor
                                                           and all of the third
                                                           and fourth floors of
                                                           the Building.

Base Rent:
---------

                  Rate of Annual Base
                   Rent per Rentable               2.                 3.
Year of Term  Square Foot of the Premises   Annual Base Rent   Monthly Base Rent
------------  ---------------------------   ----------------   -----------------

     1                   $14.70                1,309,505.40        109,125.45

     2                    15.14                1,348,701.48        112,391.79

     3                    15.60                1,389,679.20        115,806.60

     4                    16.06                1,430,656.92        119,221.41

     5                    16.54                1,473,416.28        122,784.69

     6                    17.04                1,517,957.28        126,496.44

     7                    17.55                1,563,389.16        130,282.43

     8                    18.08                1,610,602.56        134,216.88

     9                    18.62                1,658,706.84        138,225.57

     10                   19.18                1,708,592.76        142,382.73

4.   Tenant's Proportionate Share:. ............................................... 47.66%
5.   Security Deposit:. ............................................................. None
6.   Commencement Date:. ................................................ December 1, 1999
7.   Anticipated Expiration Date:. ..................................... November 30, 2009
8.   Broker(s):. .......................................... Fifield Realty Corp. and Equis
9.   Brokerage Agreement:. ... Agreement dated July 7, 1999, between Landlord and Brokers.

         1. DEMISE AND TERM. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") described in Item 1 of the Schedule and shown on the plans attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the date (the "Commencement Date") which is the first to occur of (x) the date described in Item 6 of the Schedule (subject to deferral as provided in Paragraph 4 of the Work Letter Agreement attached hereto as Exhibit C [the "Work Letter Agreement"]) or (y) the date Tenant commences business operations in any part of the Premises, and expiring on the date (the "Expiration Date") that immediately precedes the tenth anniversary of the Commencement Date, unless terminated earlier as otherwise provided in this Lease (or, if such anniversary of the Commencement Date is not the first day of a calendar month, the Expiration Date shall be the last day of the month in which the tenth anniversary of the Commencement Date occurs). Tenant shall complete and furnish to Landlord, on or before occupancy of the Premises, the Suite Acceptance Agreement attached hereto as Exhibit D, which shall acknowledge the actual Commencement Date and Expiration Date.

         2.  RENT.

         A.  Definitions.  For purposes of this Lease, the following terms shall
             -----------
have the following meanings:

                 (i) "Expenses" shall mean all expenses, costs and disbursements (other than Taxes) paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, replacement and repair of the Building. Expenses shall not include: (a) costs of tenant alterations or improvements; (b) costs of capital improvements (except for costs of any capital improvements made or installed for the purpose of reducing Expenses or made or installed pursuant to governmental requirement or insurance requirement not in effect on the Commencement Date, which costs shall be amortized by Landlord in accordance with sound accounting and management principles); (c) interest, principal payments and late fees on mortgages (except interest on the cost of any capital improvements for which amortization may be included in the definition of Expenses) or any rental payments on any ground leases (except for rental payments which constitute reimbursement for Taxes and Expenses); (d) advertising expenses and leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, except through Adjustment Rent (hereinafter defined); (f) the cost of any kind of service furnished to any other tenant in the Building which Landlord does not generally make available to all tenants in the Building; (g) legal expenses of negotiating leases; (h) expenses occasioned by fire, windstorm, or any other insured casualty, to the extent Landlord receives insurance proceeds; (i) legal fees incurred in enforcing the terms of any lease or arising out of any mortgage or ground lease affecting the Building; (j) the cost of any work or service performed for any tenant at such tenant's cost; (k) the cost of correcting structural defects in the Premises (not including improvements that are part of Tenant's Work [as defined in the work Letter Agreement]) or structural defects or design flaws in the Building (not including the Premises) or any of its major systems; (l) the cost of any work or materials performed or supplied to any facility other than the Building (except Landlord may include in Expenses Landlord's share of costs, fees and assessments imposed upon the Building in connection with its inclusion in the Complex); (m) salaries, wages and benefits of Landlord's officers, directors and employees above the level of Building manager; (n) any charge for depreciation of the Building or equipment (except as allowed pursuant to clause (b) above; (o) any tenant improvement allowance or other payment from Landlord to Tenant;
         (p) bad debt losses or reserves therefor; (q) costs of selling, syndicating, financing, mortgaging or hypothecating the Building or the Complex or Landlord's interest in the Building or the Complex; or (r) any janitorial expenses (to the extent Tenant contracts for its own janitorial service), utility costs for operating HVAC equipment (if the HVAC units serving the Premises are submetered) and/or electrical expenses for the Premises. Expenses shall be net of any reimbursement, refund or credit relating thereto and actually received by Landlord. Expenses shall be determined on a cash or accrual basis, as Landlord may elect (provided Landlord shall not change such method of determining Expenses during the Term).

                      (ii) "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

                      (iii) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes, assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate, inheritance, excise or profit taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. Furthermore, Taxes shall not include any penalties (or penalty rate of interest) resulting from the failure to pay any component of Taxes (so long as Tenant has paid all Adjustment Rent [as hereinafter defined] when due) or any taxes that are separately assessed by government agencies to, and paid by, other tenants of the Building or any taxes attributable to another tenant's improvements, alterations or additions if and to the extent such taxes are separately assessed by Landlord to such tenant. For the purposes of determining Taxes for any given year, the amount to be included for such year (a) from special assessments payable in installments shall be the amount of the installments (and any interest) due and payable during such year, and (b) from all other Taxes shall at Landlord's election either be the amount accrued, assessed or otherwise imposed for such year or the amount due and payable in such year (provided Landlord shall not change such method of determining Taxes during the Term).

                 (iv) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 4 of the Schedule which has been determined by dividing the rentable square feet in the Premises (i.e., the number of rentable square feet stated in Item 1B of the Schedule) by the rentable square feet in the Building (186,921, which Landlord and Tenant agree shall be deemed to be the rentable square footage of the Building for the Term, subject to Section 2C(v)).

         B.   Components of Rent.  Tenant agrees to pay the following  amounts
              ------------------
to Landlord at the office of the Building or at such other place as Landlord designates:

                 (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 3 of the Schedule in advance on or before the first day of each month of the Term.

                 (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) the Expenses for any calendar year and (b) the Taxes for any calendar year. Prior to each calendar year, Landlord shall estimate the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate (but not more than once during any year of the Term). After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Landlord shall use commercially reasonable efforts to deliver such report of actual Expenses and Taxes for a calendar year by May 1 of the following calendar year. Within thirty days after receipt of such report, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's next installment of Rent due under this Lease or promptly refund such excess to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

         C.   Payment of Rent. The following provisions shall govern the payment
              ---------------
of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) all Rent shall be paid to Landlord without offset or deduction, except as otherwise expressly provided herein, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment of Expenses and/or Taxes for such year to determine the Expenses and/or Taxes that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses and/or Taxes for such year (provided in no event will the foregoing adjustment entitle Landlord to recover from the tenants of the Building more than 100% of the Expenses and/or Taxes actually incurred); (iv) any sum due from Tenant to Landlord which is not paid within five business days of its date due shall bear interest from the date due until the date paid at the annual rate of 10% per annum, but in no event higher than the maximum rate permitted by law (the "Default Rate"); (v) if changes are made to this Lease modifying the space leased to Tenant or physical changes are made to the Building changing the number of square feet contained in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) Tenant shall have the right, upon reasonable prior written notice to Landlord, to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within 90 days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such 90-day period, such statement shall be considered as final and accepted by Tenant; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease; (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent at the rate for the previous calendar year until Landlord delivers such estimate (Landlord shall use commercially reasonable efforts to deliver such estimate by May 1 of each year during the Term).

         D    Limitations on Rent. Notwithstanding anything in this Section 2 to
              -------------------
         the contrary:


                  (i) No Monthly Base Rent shall be due for the "Initial Premises" (i.e., the spaces described in Item 1B of the Schedule) for the first three months of the initial ten-year Term (the "Initial Term"); provided, however, that (a) Tenant shall pay Adjustment Rent for each of said three months and (b) the entire Monthly Base Rent otherwise due and payable for each of said three months shall be reinstated and shall become immediately due and payable upon the occurrence of a Default by Tenant under this Lease, which reinstatement shall be as a result of the failure to satisfy a condition subsequent and shall not be deemed liquidated damages or a penalty.

                  (ii) Adjustment Rent for the first year of the Term shall not exceed $7.36 per rentable square foot of the Premises and Adjustment Rent for the second year of the Term shall not exceed $9.14 per rentable square foot of the Premises. Thereafter there shall be no "cap" on Adjustment Rent, except as provided in clause (iii) below. Notwithstanding the foregoing, to the extent that a Landlord Delay (as defined in the Work Letter Agreement) causes the deferral of the Commencement Date in accordance with Paragraph 4 of the Work Letter Agreement and if such Landlord Delay is due to an event of force majeure (as described in Section 25J), then the foregoing caps shall be increased so that for each of the first two years of the Term, the cap for such year of the Term shall equal the sum of: (w) the number of calendar months during such year of the Term that occur in 1999, if any, multiplied by $0.57 plus (x) the number of calendar months during such year of the Term that occur in 2000, if any, multiplied by $0.62 plus (y) the number of calendar months during such year of the Term that occur in 2001, if any, multiplied by $0.78 plus (z) the number of calendar months during such year of the Term that occur in 2002, if any, multiplied by $0.92 (for any partial calendar month, the foregoing amounts shall be prorated based upon the number of days in such month).

                           (iii) Commencing with the fourth year of the Term, solely for purposes of calculating Tenant's Adjustment Rent, Controllable Expenses for any year of the Term shall not be deemed to exceed Controllable Expenses for the immediately preceding year of the Term by more than 5%. "Controllable Expenses" shall mean only those items of Expenses where the cost or expense thereof shall be within the reasonable ability of Landlord to control, including without limitation, cleaning services and landscaping services (specifically excluded from Controllable Expenses, without limitation, are the costs and expenses of electricity, fuels, insurance and snow-plowing and the wages of union employees [and the costs and expenses of independent contractors who may employ union employees]). Such limitation on Controllable Expenses shall apply only to Controllable Expenses and not to other items of Expenses or Taxes and shall not limit or otherwise affect Tenant's obligations regarding the payment of any component of Rent other than the Controllable Expenses component of Adjustable Rent.

For purposes of this Lease, a "year of the Term" shall mean a 12 month period commencing on the Commencement Date or any anniversary thereof.

         3. USE. Tenant agrees that it shall occupy and use the Premises for general offices and a call/training center, which may include support functions such as a fitness center and lounge areas and break rooms (which may include games and vending machines), provided such support functions are exclusively provided to Tenant's employees. If allowed by all applicable codes and ordinances, Tenant may further use up to 4,500 rentable square feet on the first floor of the Building for retail uses and a payment center, provided such retail uses and payment center are related to Tenant's primary business (and a subtenant may use such spaces for such uses only if such subtenant has also subleased the majority of the balance of the Premises [and subject to any exclusive rights granted by Landlord to any other occupant of the Complex]). To the extent allowed by applicable laws, ordinances and regulations, and subject to Landlord's reasonable rules and regulations, Tenant's employees (but not its invitees or the general public) may use the Building's card key system to access the Building's internal stairwells for access to the various spaces comprising the Premises. Tenant shall not keep open the doors to the stairwells. Tenant shall comply with all federal, state and municipal laws, ordinances and regulations and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises.

         4.  CONDITION OF PREMISES.

         A.  Initial Condition. Tenant's taking possession of the Premises shall
             -----------------
be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession, subject only to punchlist items of Landlord's Work (as defined in the Work Letter Agreement), which shall be corrected by Landlord as provided in the Work Letter Agreement. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except as stated in the Work Letter Agreement attached hereto as Exhibit C.

         B.  Americans With Disabilities Act. The parties acknowledge that the
             -------------------------------
Americans With Disabilities Act of 1990 (42 U.S.C. ss.12101 et seq.) and regulations and guidelines promulgated thereunder, as amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises and the Building. The parties acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises and the Building sufficient to determine whether or not the Premises and the Building in their condition as of the date hereof deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises and the Building in "as-is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises or the Building conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises or the Building. Tenant further acknowledges and agrees that to the extent that Landlord prepares, reviews or approves any of plans or specifications relating to leasehold improvements in the Premises, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, the parties hereby agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance and costs in connection with the Premises, including structural work, if any, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path of travel" requirements triggered by any construction activities or alterations in the Premises after the Commencement Date. Landlord covenants and agrees that during the Term, Landlord shall cause the ground floor common areas of the Building, the entrances to the Building which provide public access to the Building, and the parking areas serving the Building, to comply with the requirements (as reasonably interpreted from time to time) of Title III.

Tenant understands and agrees that the costs and expenses of such compliance shall be included in Expenses except to the extent prohibited pursuant to
Section 2A(i)(b). Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to Tenant or any affiliates or persons or entities related to Tenant (collectively, "Affiliates"), operations of Tenant or Affiliates, or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

         5.   BUILDING SERVICES.

         A.   Basic Services. Landlord shall furnish the following services: (i)
              --------------
heating and air conditioning facilities capable of providing a temperature condition for comfortable occupancy of the Premises under normal business operations. The heating and air conditioning for the Premises is provided through "heat pumps" which may be controlled by Tenant (i.e., Tenant controls the hours of operation and the temperature settings); (ii) water for drinking, and, subject to Landlord's reasonable approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord and in common with other tenants of the Building; (iv) daily janitor service in the Premises (including any restrooms) and common areas of the Building, weekends and holidays excepted, including periodic outside window washing of the perimeter windows in the Premises at least three times per year (the current specifications for the janitor service to be provided by Landlord are attached as Exhibit F, provided Landlord reserves the right to alter such specifications from time to time in Landlord's reasonable discretion); (v) passenger elevator service in common with Landlord and other tenants of the Building, 24 hours a day, 7 days a week; and freight elevator service daily, weekends and holidays excepted, upon request of Tenant (and at no charge to Tenant for customary use) and subject to scheduling by Landlord; and (vi) a security system with keycard access and surveillance cameras (Landlord will provide Tenant with one keycard for each of Tenant's employee at the Premises at no cost to Tenant). For purposes of this Section 5.A, "holidays" shall mean New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas, as well as, at Landlord's election, any other day that the majority of comparable office buildings in Schaumburg, Illinois treat as a public holiday.

         B.   Electricity. Electricity shall be distributed to the Premises by
              -----------
the electric utility company serving the Building (as designated by Landlord from time to time) and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Landlord will provide 208V/120V, 3 phase, 4 wire service with 600 amps of electricity. Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises (other than the Tenant Work described in the Work Letter Agreement), or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant. The heat pumps providing heating and air conditioning services for the Premises draw upon the Building's electric supply (and the costs of such electricity consumed during the Building's standard hours of operation [as set forth in Section 5D] shall be included in Expenses).

         C.  Telephones. Tenant shall be responsible for arranging for its own
             ----------
telecommunications services at the Premises. All telegraph, telephone, and electric connections which Tenant may desire shall be first approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned or delayed, before the same are installed, and the location of all wires and the work in connection therewith shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the direction of Landlord. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of telephone cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees related to the installation of such wires and cables in the Premises and the commencement of services therein, and the maintenance thereafter of such wire and cables; and there shall be included in Expenses for the Building all installation, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and related wiring in the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone cables and related wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or related wiring in the Building, and such failure and affect or interference continues after written notice from Landlord, then Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). Upon expiration of the Term hereof Tenant shall remove all telephone cables and related wiring installed by or for Tenant which Landlord requests Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant's employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telecommunications service to the Premises or the Building.

         D.  Additional Services.  The standard hours of operation of the
             -------------------
Building's heating and air conditioning systems are Monday through Friday, 8:00 a.m. to 6:00 p.m., Saturdays, 8:00 a.m. to 1:00 p.m., holidays excepted. If Tenant operates the heating and air conditioning systems serving the Premises beyond the foregoing standard hours of operation, then (i) Tenant shall pay to Landlord for such after-hours use of the heat pumps an amount equal to the product of (x) the number of hours each such heat pump is used (as indicated by the DDC program for the heat pump) multiplied by (y) the then-current hourly charge for operating each heat pump for heating or cooling, as the case may be (which charge shall include Landlord's electric costs, at the rates then charged by the Building's electricity provider, and a reasonable fee to Landlord for maintenance and repair of the heat pumps), and (ii) such operation will activate the Building's fan system, and Tenant shall pay Landlord for such after-hours operation of the Building's fan system at the rate of $16.00 per hour (subject to increase by 3% per year each year of the Term [i.e., such rate will be $16.48 for the second year of the Term, $16.97 for the third year of the Term, $17.48 for the fourth year of the Term, and so on]) (provided that if any other tenant also requests such after-hours heating or air conditioning, during the periods that the Building's fan system serves more than one tenant requesting such service, the costs of operating the Building's fan system shall be allocated among such tenants based upon the rentable areas receiving the heating or air conditioning services). Furthermore, if due to an unusual concentration of personnel or machinery in the Premises (compared to typical office use), or an unusually large number of heat pumps serving the Premises (compared to the number of heat pumps serving the other premises in the Building), the heat pumps serving the Premises consume a disproportionate amount of electricity, Tenant shall pay such excess amount to Landlord. Tenant shall pay all such costs relating to after-hours or excessive use of the heating or air conditioning systems serving the Premises within 10 days after being billed therefor.

         If Landlord furnishes other services requested by Tenant in addition to those stated in the first grammatical paragraph of this Section 5, Tenant shall pay Landlord's actual costs (as reasonably determined by Landlord) for such services. If Tenant shall fail to make any such payment within five business days after written notice, Landlord may, in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such additional service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Building, Landlord may install supplementary air conditioning units in the Premises; and Tenant shall pay for the cost of installation and maintenance thereof (provided that if Landlord believes, in connection with reviewing Tenant's plans for Tenant's Work [as defined in the Work Letter Agreement] or an alteration [in accordance with
Section 9], that such supplementary air conditioning will be required as a result of such work, Landlord shall notify Tenant of such belief before Tenant starts its work).

         E.  Failure or Delay in Furnishing Services. Tenant agrees that
             ---------------------------------------
Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 25J below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due, or from any other obligations of Tenant under this Lease. Notwithstanding the foregoing, if for any reason other than an act or omission of Tenant or its agents, employees, contractors, subtenants or occupants or the occurrence of a fire or other casualty which is covered by Section 12 hereof, any service to the Premises as described above is not furnished to the Premises and if as a result thereof the Premises, or a "material part" (as defined below) of the Premises, is rendered untenantable or inaccessible for a period of five consecutive business days, and Tenant does not occupy the Premises, or such material part thereof which is rendered untenantable or inaccessible, during such 5-business day period, then as Tenant's sole remedy for such failure to furnish such service, Base Rent and Adjustment Rent payable for such portion of the Premises which Tenant does not so occupy shall abate for the period commencing on the expiration of said five business day period and expiring on the date such service is restored or Tenant is able to resume occupancy of the Premises or such material part thereof, as the case may be. (As used herein, the phrase "material part" shall mean an amount in excess of 10% of the rentable area of the Premises.)

         6. RULES AND REGULATIONS. Tenant shall observe and comply and shall cause its subtenants, assignees, employees, contractors and agents to observe and comply (and shall use reasonable efforts to cause its invitees to observe and comply) with the rules and regulations listed on Exhibit B attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey such rules and regulations. Landlord shall not be obligated to enforce such rules and regulations against any person (provided Landlord shall not unreasonably discriminate against Tenant in the enforcement of such rules and regulations), and the failure of Landlord to enforce any such rules and regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith.

     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant (except as otherwise expressly provided herein) and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim (except as otherwise expressly provided herein): (a) upon not less than 60 days prior written notice to Tenant, to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building (subject to Tenant's rights set forth in Section 30); (c) to make repairs, decorations, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, and for such purposes, upon not less than 24 hours' oral or telephonic notice to Tenant at the Premises (excluding emergencies, when no such notice shall be required), to enter upon the Premises, temporarily close doors, corridors and other areas in the Building and interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) upon not less than 24 hours' oral or telephonic notice to Tenant at the Premises (excluding emergencies, when no such notice shall be required), to show or inspect the Premises at reasonable times (provided Landlord may show the Premises to prospective tenants only if there are less than 12 months left in the Term or Tenant has vacated the Premises) and, if vacated or abandoned, to prepare the Premises for reoccupancy;
(g) to install, use and maintain in and through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; and (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building. In the exercise of the foregoing rights, Landlord shall use reasonable efforts to minimize interference with Tenant's business operations.

     8.   MAINTENANCE AND REPAIRS.

     A.   Tenant's Obligations. Tenant, at its expense, shall maintain and keep
          --------------------
the Premises in good order and repair at all times during the Term. In addition, Tenant shall reimburse Landlord for the cost of any repairs to the Building necessitated by the acts or omissions of Tenant, its subtenants, assignees, invitees, employees, contractors and agents, to the extent Landlord is not reimbursed for such costs under its insurance policies.

     B.   Landlord's Obligations. Landlord shall use reasonable efforts to
          ----------------------
perform any maintenance or make any repairs to the Building as Landlord shall desire or reasonably deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by any governmental authority or by the order or decree of any court or by any other proper authority. Landlord shall use reasonable efforts to keep the Building's parking areas and walkways clean and free of ice, water, pests and rubbish, and in a neat, clean, orderly and sanitary condition. Landlord shall use reasonable efforts to further keep the exterior of the Building and its parking areas lighted from dusk until dawn, including replacement of bulbs and fixtures, as necessary. Landlord shall arrange for landscaping services so the Building has an orderly and neat appearance. Tenant acknowledges that Landlord does not control all of the parking and landscaped areas serving the Complex and that Landlord shall not have responsibility for or liability relating to the maintenance of areas that are not part of the Building and under Landlord's direct control.

     9.   ALTERATIONS.

     A.   Requirements. Tenant shall not make any replacement, alteration,
          ------------
improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord. In the event Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval: (i) detailed plans and specifications; (ii) sworn statements, including the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements;
(iv) certificates of insurance in form and amounts required by Landlord, naming Landlord and any other parties designated by Landlord as additional insureds; and (v) all other documents and information as Landlord may reasonably request in connection with such alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if the cost of the alteration, together with all related alterations, will exceed $300,000, then if requested by Landlord, Tenant shall deposit with Landlord prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord (provided that so long as Tenant has a net worth equal to or greater than the net worth of Tenant as of the date of this Lease, Tenant shall not be required to deposit such security). Landlord shall not unreasonably withhold, condition or delay its consent to any proposed alteration (whether non-structural or structural). Notwithstanding the foregoing, no consent shall be necessary for any decorative or cosmetic alteration (or related alteration) that (i) together with all other decorative or cosmetic alterations during the immediately preceding 12-month period costs less than $100,000, (ii) does not require the issuance of a building permit and (iii) does not adversely affect the structural elements of the Building or the base Building mechanical, electrical or plumbing systems, the architectural aesthetics of the Building, the common areas of the Building or the use by other tenants in the Building of their demised premises (provided that even if Landlord's consent is not necessary for such an alteration, the following provisions of this Section 9A shall apply). Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord (if applicable), and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by union contractors if required by Landlord and in harmony with Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 15 of this Lease. Notwithstanding anything contained in this Section 9A to the contrary, if Landlord gives its consent or approval, pursuant to the provisions of this
Section 9A, to allow Tenant to make any alterations in the Premises, Landlord agrees, upon Tenant's written request, to notify Tenant in writing at the time of the giving of such consent or approval whether Landlord will reserve the right to require Tenant to remove such alterations at the termination or expiration of this Lease (provided Landlord shall not be required to give such a notice with respect to Tenant's signage, data cabling and other items within Conduits [as hereinafter defined], Connecting Equipment [as hereinafter defined], communications equipment [such as antennas and satellite dishes] and independent power systems, which items Tenant acknowledges must be removed at the termination or expiration of this Lease).

     B.   Liens. Upon completion of any alteration, Tenant shall promptly
          -----
furnish Landlord with sworn owner's and contractors statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within 30 days thereafter have such lien released of record. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith the validity of any lien or claimed lien, provided that a bond or other security in form, amount and issued by a surety satisfactory to Landlord is posted with Landlord within 30 days after such lien or claimed lien is filed and, on final determination of the lien or claimed lien, Tenant shall immediately pay any judgment rendered with all proper costs and charges and will have the lien released. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' reasonable fees. Landlord shall not permit any mechanic's lien arising out of any alteration performed by Landlord to encumber Tenant's interest in the Premises (provided Landlord shall have the right to contest in good faith the validity of any such lien or claimed lien so long as Landlord discharges the lien before the lien claimant completes foreclosure proceedings adversely affecting Tenant's interest in the Premises).

     10.  INSURANCE.

     A.   Tenant's Insurance. Tenant, at its expense, shall maintain at all
          ------------------
times during the Term the following insurance policies: (a) fire insurance, including extended coverage, vandalism, malicious mischief, sprinkler leakage, water damage and all risk coverage and demolition and debris removal, insuring the full replacement cost of all improvements, alterations or additions to the Premises made at Tenant's expense, and all other property owned or used by Tenant and located in the Premises; (b) commercial general liability insurance, including blanket contractual liability insurance, with respect to the Building and the Premises, with limits to be set by Landlord from time to time but in any event not less than $3,000,000 each occurrence combined single limit for bodily injury, sickness or death or for damage to or destruction of property, including loss of use thereof; (c) workers' compensation and occupational disease insurance with Illinois statutory benefits and employers liability insurance with limits of not less than $3,000,000 each accident, each disease and aggregate for disease; and (d) insurance against such other risks and in such other amounts as Landlord may from time to time require. The form of all such policies and deductibles thereunder shall be subject to Landlord's prior approval. All such policies shall be issued by insurers acceptable to Landlord and licensed to do business in Illinois. In addition, the commercial general liability policy shall name Landlord, its property manager and any other parties designated by Landlord as additional insureds. All policies shall require at least thirty (30) days' prior written notice to Landlord of termination or modification and shall be primary and not contributory. Tenant shall at least ten (10) days prior to the Commencement Date, and within ten (10) days prior to the expiration of each such policy, deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

     B.   Mutual Waiver of Subrogation. Landlord and Tenant each agree that
          ----------------------------
neither Landlord nor Tenant (nor their respective successors or assigns) will have any claim against the other for any loss, damage or injury to property which is covered by insurance carried by either party (or, with respect to Tenant, which would have been covered if Tenant had carried the insurance required by this Lease), notwithstanding the negligence of either party in causing the loss. The waiver also applies to each party's directors, officers, employees, shareholders and agents. The waiver does not apply to claims caused by a party's wilful misconduct.

     If despite a party's best efforts it cannot find an insurance company (in the case of Tenant, meeting the requirements of Section 10A) that will allow a waiver at reasonable commercial rates, then it shall give notice to the other party within 30 days after discovering such situation. The other party shall then have 30 days to find an insurance company that will allow the waiver. If the other party cannot find such an insurance company, then both parties shall be released from their obligation to obtain the waiver.

     If an insurance company is found but it will allow the waiver only at rates greater than reasonable commercial rates, then the parties can agree to pay for the waiver under any agreement they can negotiate. If the parties cannot in good faith negotiate an agreement, then both parties shall be released from their obligation to obtain the waiver.

     11.  WAIVER AND INDEMNITY.

     A.   Tenant's Waiver. Tenant releases Landlord, its property manager and
          ---------------
their respective agents and employees from, and waives all claims for, damage or injury to person or property and loss of business sustained by Tenant and resulting from the Building or the Premises or any part thereof or any equipment therein becoming in disrepair, or resulting from any accident in or about the Building. This paragraph shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatus, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices. Without limiting the generality of the foregoing, Tenant waives all claims and rights of recovery against Landlord, its property manager and their respective agents and employees for any loss or damage to any property of Tenant, which loss or damage is insured against, or required to be insured against, by Tenant pursuant to Section 10 above, whether or not such loss or damage is due to the fault or negligence of Landlord, its property manager or their respective agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect. The foregoing waivers do not apply to claims caused by Landlord's wilful misconduct.

     B.   Tenant's Indemnity. Tenant agrees to indemnify, defend and hold
          -----------------
harmless Landlord, its property manager and their respective agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any third parties and damage to or theft or misappropriation or loss of property of third parties occurring in or about the Building and arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed under this Lease or due to any other negligent act or omission or wilful misconduct of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. Without limiting the foregoing, Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Tenant. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend Landlord or such party in such proceeding at Tenant's sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord. Notwithstanding anything contained in this Section 11B to the contrary, Tenant shall not be required to indemnify Landlord, its property manager or their respective agents and employees from or in respect of any claim or matter which results from the negligence or wilful misconduct of Landlord, its property manager or their respective agents and employees.

     C.   Landlord's Waiver. Landlord waives all claims and rights of recovery
          -----------------
against Tenant and its agents and employees for any loss or damage to any property of Landlord, which loss or damage is insured against by Landlord, whether or not such loss or damage is due to the fault or negligence of Tenant or its agents or employees, and regardless of the amount of insurance proceeds collected or collectible under any insurance policies in effect. The foregoing waiver does not apply to a claim caused by Tenant's wilful misconduct.

     D.   Landlord's Indemnity. Landlord agrees to indemnify, defend and hold
          --------------------
harmless Tenant and its agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to any third parties and damage to or theft or misappropriation or loss of property of third parties occurring in or about the Building and arising from any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed under this Lease or due to any other negligent act or omission or wilful misconduct of Landlord or its employees, contractors and agents. Without limiting the foregoing, Landlord shall indemnify, defend and hold Tenant harmless from any claims, liabilities, damages, costs and expenses arising out of the use or storage of hazardous or toxic materials in the Building by Landlord. If any such proceeding is filed against Tenant or any such indemnified party, Landlord agrees to defend Tenant or such party in such proceeding at Landlord's sole cost by legal counsel reasonably satisfactory to Tenant, if requested by Tenant. Notwithstanding anything contained in this Section 11D to the contrary, Landlord shall not be required to indemnify Tenant or its agents and employees from or in respect of any claim or matter which results from the negligence or wilful misconduct of Tenant or its agents and employees.

     12. FIRE AND CASUALTY. Upon a fire or other casualty affecting the Building, Landlord, with reasonable diligence, shall restore the Building. Notwithstanding the foregoing, if all or a substantial part of the Premises or the Building is rendered untenantable by reason of fire or other casualty, Landlord may, at its option, either restore the Premises and the Building, or terminate this Lease effective as of the date of such fire or other casualty. Landlord agrees to give Tenant written notice within 60 days after the occurrence of any such fire or other casualty designating whether Landlord elects to so restore or terminate this Lease. If Landlord elects to terminate this Lease, Rent shall be paid through and apportioned as of the date of such fire or other casualty. If Landlord elects to restore, Landlord's obligation to restore the Premises shall be limited to restoring those improvements in the Premises existing as of the date of such fire or other casualty which were made at Landlord's expense and shall exclude any furniture, equipment, fixtures, additions, alterations or improvements in or to the Premises which were made at Tenant's expense. If Landlord elects to restore, Rent shall abate for that part of the Premises which is untenantable on a per diem basis from the date of such fire or other casualty until Landlord has substantially completed its repair and restoration work, provided that Tenant does not occupy such part of the Premises during said period.

     Notwithstanding anything contained in this Section 12 to the contrary, within 60 days after the date of any fire or other casualty which renders all or a substantial part of the Premises or the Building untenantable, Landlord shall provide to Tenant in writing Landlord's good faith estimate of the time required by Landlord to restore the Premises ("Landlord's Restoration Estimate"). If Landlord's Restoration Estimate exceeds 270 days from the date of such fire or casualty, then Tenant shall have the right, exercisable by written notice to Landlord within 15 days after delivery of Landlord's Restoration Estimate, to terminate this Lease as of the date of such fire or other casualty. Furthermore, if neither party elects to terminate this Lease as provided above and Landlord fails to substantially complete the restoration of the Premises within 60 days after the time period set forth in Landlord's Restoration Estimate (subject to delays caused by or attributable to Tenant or its agents, employees or contractors or to events of the type described in Section 25J), as Tenant's sole and exclusive remedy for such delay in substantial completion of the restoration, Tenant shall have the right, exercisable by written notice to Landlord within 15 days after the expiration of such 60-day period, to terminate this Lease as of the date of such fire or other casualty. Notwithstanding the foregoing, Tenant shall have no right to terminate this Lease if the fire or other casualty was caused, in whole or in part, by the negligence or intentional misconduct of Tenant or Tenant's agents, employees, contractors, invitees, subtenants or assigns.

     13.  CONDEMNATION.

     A.   Notice of Taking. The party receiving any notice of a kind specified
          ----------------
below shall promptly give the other party notice of the receipt, contents and date of the notice received:

          (i)   Notice of intended Taking;

          (ii)  Service of any legal process relating to a Taking;

          (iii) Notice in connection with any proceedings or negotiations with respect to a Taking; or

          (iv) Notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of a Taking.

"Taking" or "Taken" shall mean the taking or damaging of all or a portion of the Premises, including the tenant improvements thereon, by any public authority under the power of eminent domain, including a voluntary transfer to the condemning authority under threat of and in lieu of judicial condemnation.

     B.   Total Taking. If the whole of the Premises shall be Taken, the Term
          ------------
shall cease the day possession shall be Taken by such public authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such Rent as may have been paid in advance for any period subsequent to the date possession is Taken.

     C.   Partial Taking. If less than all of the Premises shall be so Taken and
          --------------
if the untaken portion thereof is not reasonably tenantable, usable or adequate for the proper conduct of Tenant's business, this Lease may be terminated by Landlord or Tenant as of the day possession is so Taken by such public authority. If less than all of the Premises shall be so Taken and neither Landlord nor Tenant does so terminate, the Term shall cease only as to that portion of the Premises so Taken as of the day possession shall be Taken by such public authority, and Tenant shall pay Rent up to that day with appropriate refund by Landlord of such Rent as may have been paid for such Taken space in advance and thereafter the Rent shall be equitably adjusted. If neither Landlord nor Tenant elects to terminate this Lease, Landlord shall, at its expense, promptly make all necessary repairs or alterations to the Premises so as to constitute the remaining premises a complete functional unit.

     D.   Temporary Taking. If a temporary Taking occurs during the Term (i.e.,
          ----------------
a non-permanent Taking of all or a portion of the Premises, for a specified period of time), this Lease shall continue in full force and effect without reduction of Rent. Tenant shall be entitled to make claim for, recover and retain any award recoverable in respect of such Taking, except that if such temporary Taking shall be for a period extending beyond the expiration of termination of the Term, Landlord shall be entitled to receive such portion of the award as shall be attributable to the portion of such period occurring after such expiration or termination.

     E.   Distribution of the Award. All compensation awarded for any Taking
          -------------------------
(other than a temporary Taking), whether for the whole or a part of the Premises, shall be the property of Landlord; provided, however, that Landlord shall not be entitled to any award specifically made with respect to, or to Tenant, for the value of its leasehold improvements installed by Tenant at Tenant's sole cost (not including improvements paid for through Landlord's Contribution [as defined in the Work Letter Agreement]), and for damages to, or condemnation of, personal property, trade fixtures, equipment and such other installations as Tenant shall be entitled to remove from the Premises as well as any reimbursement of Tenant's cost in moving and relocating such furniture, trade fixtures, equipment and other installation. As used in this Section, the term award or condemnation award shall include the compensation paid in connection with a deed in lieu of condemnation. If permitted to do so under applicable law, Tenant may apply to the condemnor for a separate award.

     14.  ASSIGNMENT AND SUBLETTING.

     A.   Landlord's Consent. Tenant shall not, without the prior written
          ------------------
consent of Landlord (which consent shall not be unreasonably withheld or conditioned with respect to a proposed assignment or sublease as provided in
Section 14B): (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant and the transfer of all or any general partnership interest in any partnership Tenant shall be considered a Transfer. If Tenant is a general or limited partnership (or is comprised of two or more persons or entities), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion. Any such change or conversion without Landlord's consent shall not release the individuals or entities comprising Tenant from personal liability hereunder. Notwithstanding anything contained in this Section 14A to the contrary, provided Tenant is not then in Default under this Lease, Tenant shall have the right to assign this Lease or sublease the Premises, or any part thereof, to an "Affiliate" (as defined below) without the prior written consent of Landlord (and without Landlord having the right to receive any excess consideration or to recapture the Premises as otherwise provided below in this
Section 14), but only upon at least 10 days prior written notice to Landlord and subject to all of the other provisions of this Lease, specifically including, without limitation, the continuation of liability of Tenant under this Lease. Upon an assignment of this Lease to an Affiliate, the Affiliate shall assume the obligations of the "Tenant" under this Lease from and after the effective date of such assignment pursuant to a written assumption agreement executed and delivered to Landlord prior to the effective date of such assignment. "Affiliate" shall mean any corporation or other entity controlling, controlled by or under the common control with Tenant or the surviving entity formed as a result of a merger or consolidation with Tenant. The word "control", as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through ownership of more than 50% of the voting securities in such controlled entity. For the purposes of this Lease, an entity shall not be an "Affiliate" of Tenant unless it can deliver evidence reasonably satisfactory to Landlord that at the time of the proposed transfer it has a net worth (determined in accordance with generally accepted accounting principles) of at least $500 million dollars and during each of the two calendar years immediately prior to the proposed transfer it had a cash flow, after depreciation but before taxes, of at least $50 million dollars. Nothing contained in this Section 14A shall permit an assignment of this Lease or the subleasing of the Premises to any Affiliate that is disreputable or otherwise not in keeping with the nature or class of tenants in the Building.

     B.   Standards for Consent. If Tenant desires the consent of Landlord to a
          ---------------------
Transfer, Tenant shall submit to Landlord, at least 30 days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee. If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 14C, Landlord shall not unreasonably withhold its consent to any assignment or sublease. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the purpose for which the transferee intends to use the Premises or portion thereof is in violation of the terms of this Lease or the lease of any other tenant in the Building; (iv) the transferee is a tenant of the Building (unless otherwise approved in writing by Landlord or less than 5% of the rentable area of the Building is then available for leasing by Landlord to third parties); or (v) any other reasonable bases. If Landlord consents to any sublease, Tenant shall pay to Landlord 50% of all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so sublet (after deducting therefrom the amount of all reasonable brokerage commissions, cash allowances and tenant improvement costs actually paid by Tenant in connection with such sublease, which amount shall be amortized on a straight-line basis over the lease term of the applicable sublease). Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

     C.   Recapture. If Tenant desires to assign this Lease (other than to an
          ---------
Affiliate), Landlord shall have the right to terminate this Lease. Landlord may exercise such right to terminate by giving notice to Tenant at any time within 15 days after the date on which Tenant has furnished to Landlord all of the items required under Section 14B above. Notwithstanding the foregoing, prior to marketing the Premises Tenant may notify Landlord that Tenant intends to commence such marketing (a "Marketing Notice"), in which case Landlord may exercise the right to terminate by giving notice to Tenant within 30 days after Tenant has delivered such Marketing Notice. If Landlord fails to exercise such right to terminate following delivery of a Marketing Notice, Landlord may not thereafter elect to terminate this Lease in connection with any proposed assignment submitted by Tenant during the six-month period commencing on the date of delivery of the Marketing Notice. Landlord's decision not to terminate this Lease as provided in this Section 14C shall not limit Landlord's right to reasonably decline to consent to a proposed assignment as provided herein. If Landlord exercises the right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender, the Premises on the effective date of the proposed assignment. If Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof.

     D.   Permitted Occupancies. In connection with providing or receiving
          ---------------------
services, including, but not limited to, telecommunications services, Tenant may locate or permit others to locate within the Premises equipment which is not owned by Tenant. Such an arrangement (an "Equipment Collocation") shall not be deemed an assignment or sublease and may be accomplished without notice to or consent from Landlord. Any such equipment shall, for all other purposes under this Lease, be deemed to be Tenant's personal property and Tenant shall be fully and primarily liable for any and all obligations pertaining to or arising out of such Equipment Collocation. Tenant shall indemnify, defend and hold harmless Landlord from and against any claims of any nature asserted by the owners of such equipment against Landlord.

     15. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to
Section 9, then such removal shall be done in a good and workmanlike manner; and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. Without limiting the generality of the foregoing, Tenant, at its expense, shall remove its signage, data cabling and other items within Conduits, Connecting Equipment, communications equipment (such as the antennas and satellite dishes) and independent power systems. Tenant shall further restore all floor openings created for Tenant. If Tenant does not remove such alterations and items which Tenant is required to remove after being requested to do so by Landlord, Landlord may remove the same and restore the Premises and the Building; and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Notwithstanding any provision contained in this Lease to the contrary, any and all machinery, equipment and trade fixtures (including, but not limited to, back-up generators, UPS, antennas and satellite dishes) or other personal property placed in or installed on the Premises or the roof by Tenant (or by Landlord at Tenant's expense) ("Tenant's Personalty") shall, at Tenant's option, remain personalty notwithstanding the fact that it may be affixed or attached to the realty, and shall during the Term belong to and at Tenant's option, be removable by Tenant from time to time. Landlord hereby waives any right of distraint against Tenant's Personalty for so long as it remains Tenant's property. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of Tenant's Personalty from the Premises prior to the termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant; or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant. Without limiting Tenant's obligation to restore the Building after removal of its equipment, Tenant shall patch all holes in the roof remaining after the removal of Tenant's roof-top equipment in the manner suggested by the manufacture of the roof.

     16.  DEFAULTS AND REMEDIES.

     A.   Default. The occurrence of any of the following shall constitute a
          -------
default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due (and such default shall continue for five business days after written notice to Tenant); (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within 30 days (or immediately if the failure involves a hazardous condition) after written notice from Landlord (or if such failure not involving a hazardous condition will take longer than 30 days to cure, if Tenant fails to immediately commence curing such failure or thereafter fails to diligently pursue such cure to completion or in any event fails to complete such cure within 120 days after the written notice from Landlord); (iii) the leasehold interest of Tenant is levied upon or attached under process of law; (iv) Tenant dissolves; (v) Tenant abandons or vacates the Premises and ceases paying Rent when due; or (vi) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within 90 days after filing.

     B.   Right of Re-Entry. Upon the occurrence of a Default by Tenant,
          -----------------
Landlord may elect to terminate this Lease, or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

     C.   Reletting. If Landlord terminates Tenant's right to possession of the
          ---------
Premises without terminating this Lease, Landlord shall use commercially reasonable efforts to relet the Premises on commercially reasonable terms; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting (but Landlord shall not be prejudiced against reletting the Premises). Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

     D.   Termination of Lease. If Landlord terminates this Lease, Landlord may
          --------------------
recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's reasonable estimate of the aggregate expenses of reletting the Premises, exceeds the fair rental value of the Premises for the same period (after deducting from such fair rental value Landlord's reasonable estimate of the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant), both discounted to present value at the rate of 5% per annum.

     E.   Other Remedies. Landlord may but shall not be obligated to cure any
          --------------
Default of Tenant under this Lease; and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future. Notwithstanding anything in this Lease to the contrary, Landlord shall not avail itself of, and hereby waives (i) any right to receive punitive damages and (ii) any statutory or contractual landlord's lien and any right or remedy of distress or distraint.

     F.   Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall
          ----------
 not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code; and Landlord expressly reserves all of its rights, claims, and remedies thereunder.

     G.   Waiver of Trial by Jury. Landlord and Tenant waive trial by jury in
          -----------------------
the event of any action, proceeding or counterclaim brought by either Landlord or Tenant against the other in connection with this Lease.

     H.   Venue. If either Landlord or Tenant desires to bring an action against
          -----
the other in connection with this Lease, such action shall be brought in the federal or state courts located in Chicago, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

     I.   Landlord's Default. The following shall constitute an "event of
          ------------------
default" by Landlord under this Lease:

          (i) Landlord's failure to make any payment that this Lease obligates Landlord to pay, provided such failure continues for ten days after Tenant's written notice thereof to Landlord; and

          (ii) Landlord's failure to observe and perform any material, non-monetary obligations that this Lease requires Landlord to observe and perform, provided such failure continues for 30 days after Tenant's notice thereof to Landlord; provided further, however, that if the default cannot reasonably be cured within such 30-day period, Landlord shall not be in default if within such 30-day period Landlord shall commence such remedy and thereafter diligently prosecute the same to completion.

Upon the occurrence of any event of default by Landlord specified above, Tenant shall have all remedies available to it in equity or at law, including the right to seek an order for specific performance. Tenant shall not avail itself of, and hereby waives all rights to, any remedy of punitive damages. Except as stated in this Lease, no remedy conferred upon Tenant shall be deemed exclusive, but shall be cumulative, and every power and remedy given by this Lease to Tenant may be exercised from time to time and as often as occasion may arise or as may be deemed expedient.

     J.   Tenant's Special Remedy. If Landlord fails to make available
          -----------------------
Landlord's Contribution (as defined in Paragraph 9(a) of the Work Letter Agreement) for application to the cost of the Tenant Work in accordance with the requirements of the Work Letter Agreement, and such failure continues for a period of 30 days after Landlord receives written notice thereof from Tenant and if, as a result of such failure, Tenant itself actually pays any costs of the Tenant Work that should have been covered by Landlord's Contribution, then Landlord shall reimburse Tenant for such amounts actually paid by Tenant within ten days after Landlord receives from Tenant a written request for such reimbursement accompanied by invoices, paid receipts and lien waivers evidencing the lien-free performance of the work at the cost specified in the invoices. If Landlord fails to reimburse Tenant for amounts paid by Tenant in accordance with this Section 16J, and Tenant is not in Default under this Lease, Tenant may provide Landlord with a written notice of default and, if Landlord fails to make such reimbursement within ten days after Landlord's receipt of such notice of default, Tenant shall have the right to deduct from installments of Base Rent thereafter next coming due under this Lease the amount that Tenant is otherwise entitled to receive as reimbursement. The exercise of such right of set-off by Tenant shall be communicated in writing to Landlord not later than five days after the exercise of such right. Tenant's improper set-off of Rent shall constitute a Default entitling Landlord to all available remedies.

     17. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises and without the written permission of Landlord, Tenant shall pay Rent during such holding over at 150% of the rate in effect immediately preceding such holding over computed on a daily basis for each day that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this Section do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

     18.  [INTENTIONALLY DELETED].

     19.  [INTENTIONALLY DELETED]

     20. ESTOPPEL CERTIFICATES. Tenant agrees that, from time to time upon not less than 20 days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); and (vi) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within 20 days after request, and such failure continues for five days after an additional notice from Landlord, then Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such certificate in Tenant's name. Landlord agrees that, from time to time upon not less than 20 days' prior request by Tenant, Landlord shall execute and deliver to Tenant a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is not in default under this Lease, or, if Landlord believes Tenant is in default, the nature thereof in detail; and
(iv) such additional factual matters as may be requested by Tenant, it being agreed that such certificate may be relied upon by any prospective subtenant or assignee of Tenant.

     21. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (a) any present or future ground, underlying or operating lease of the Building, and all amendments, renewals and modifications to any such lease, and (b) the lien of any present or future mortgage or deed of trust encumbering fee title to the Building and/or the leasehold estate under any such lease. If any such mortgage or deed of trust be foreclosed, or if any such lease be terminated, upon request of the mortgagee, beneficiary or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative. Notwithstanding the foregoing to the contrary, any such mortgagee, beneficiary or lessor may elect to give the rights and interests of Tenant under this Lease (excluding rights in and to insurance proceeds and condemnation awards) priority over the lien of its mortgage or deed of trust or the estate of its lease, as the case may be. In the event of such election and upon the mortgagee, beneficiary or lessor notifying Tenant of such election, the rights and interests of Tenant shall be deemed superior to and to have priority over the lien of said mortgage or deed of trust or the estate of such lease, as the case may be, whether this Lease is dated prior to or subsequent to the date of such mortgage, deed of trust or lease. In such event, Tenant shall execute and deliver whatever instruments may be required by such mortgagee, beneficiary or lessor to confirm such superiority. Not later than the Commencement Date, Landlord, Tenant and Landlord's current first mortgagee shall execute and deliver a Subordination, Attornment and Non-Disturbance Agreement in the form attached hereto as Exhibit E. Furthermore, Tenant's agreement under this Section to subordinate this Lease to the interest of any holder of a ground, underlying or operating lease or mortgage or deed of trust executed or delivered after the execution and delivery of this Lease is subject to and conditioned on Landlord causing such party to deliver to Tenant a subordination, non-disturbance and attornment agreement on such party's customary form or, at such party's election, on a form substantially similar to the form attached hereto as Exhibit E. If Tenant fails to execute any instrument required to be executed by Tenant under this Section 21 within 20 days after request, and such failure continues for five days after an additional notice from Landlord, Tenant irrevocably appoints Landlord as its attorney-in-fact, in Tenant's name, to execute such instrument. Landlord and Tenant agree that the subordinations by Tenant provided for in this Section 21 shall be effective only on the condition that the foreclosure of any current or future mortgage(s), or the termination of any current or future ground leases, shall not disturb Tenant's possession under this Lease or any of its rights under this Lease so long as Tenant is not in Default under this Lease.

     22. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view due to improvements on adjacent properties (including properties within the Complex) will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

     23. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 9 of the Schedule (the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord, its property manager and their respective employees harmless from and against all claims, demands, actions, liabilities, damages, costs and expenses (including, attorneys' fees) arising from either (i) a claim for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease, or (ii) a claim of, or right to, lien under the statutes of Illinois relating to real estate broker liens with respect to any such broker retained by Tenant. Landlord agrees to pay the Broker a commission in accordance with the separate agreement between Landlord and the Brokers described in Item 10 of the Schedule.

         24. NOTICES. Except as otherwise expressly provided herein, all notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the address set forth above or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt, two business days after posting in the United States mail or the first business day after delivery to the courier service.

         25. MISCELLANEOUS.

         A.  Successors and Assigns. Subject to Section 14 of this Lease, each
             ----------------------
provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns; and all references herein to Landlord and Tenant shall be deemed to include all such parties.

         B.  Entire Agreement. This Lease, and the riders and exhibits, if any,
             ----------------
attached hereto which are hereby made a part of this Lease, represent the complete agreement between Landlord and Tenant; and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

         C.  Time of Essence.  Time is of the essence of this Lease and each and
             ---------------
all of its provisions.

         D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer shall be deemed to be automatically revoked 15 days after such delivery unless executed by Landlord during such 15-day period.

         E.  Severability.  The  invalidity  or  unenforceability  of any
             ------------
 provision  of this Lease shall not affect or impair any other provisions.

     F.   Governing Law. This Lease shall be governed by and construed in
          ------------
accordance with the laws of the State in which the Premises are located.

     G.   Attorneys' Fees. The nonprevailing party shall pay the prevailing
          ---------------
party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party in successfully enforcing the nonprevailing party's obligations or successfully defending the prevailing party's rights under this Lease against the nonprevailing party. Each party hereto shall pay the costs and expenses, including reasonable attorneys' fees, incurred by the other party as a result of any litigation in which such first party causes such second party, without such second party's fault to become involved as a result of this Lease.

     H.   [Intentionally Deleted].
          -----------------------

     I.   Joint and Several Liability. If Tenant is comprised of more than one
          ---------------------------
party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

     J.   Force Majeure. Landlord shall not be in default hereunder and Tenant
          -------------
shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

     K.   Captions. The headings and titles in this Lease are for convenience
          --------
only and shall have no effect upon the construction or interpretation of this Lease.

     L.   No Waiver. No receipt of money by Landlord from Tenant after
          ---------
termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant shall be implied from any omission by Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

     M.   No Recording. Tenant shall not record this Lease or a memorandum of
          ------------
this Lease in any official records.

     N.   Limitation of Liability. Any liability of Landlord under this Lease
          -----------------------
shall be limited solely to its equity interest in the Building, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

     26.  EXPANSION OPTIONS.

     A.   Option Spaces. For purposes of this Lease, the "Second Floor Option
          -------------
Space" shall mean all rentable space on the second floor of the Building that is not then leased by Tenant and the "Fifth Floor Option Space" shall mean the entire fifth floor of the Building.

     B.   Pre-Commencement Second Floor Expansion Option. Tenant shall have an
          ----------------------------------------------
option to lease the Second Floor Option Space effective as of the Commencement Date by delivering written notice to Landlord at any time prior to the Commencement Date (the "Pre-Commencement Second Floor Expansion Option"). If Tenant exercises the Pre-Commencement Second Floor Expansion Option, then:

          (i) the rate of Base Rent per rentable square foot of the Second Floor Option Space shall equal at all times during the Term the rate of Base Rent per rentable square foot of the Initial Premises;

          (ii) no Monthly Base Rent or Adjustment Rent shall be due for the Second Floor Option Space for the first nine months of the Initial Term; provided, however, that the entire amount of rent so abated shall be reinstated and shall become immediately due and payable upon the occurrence of a Default by Tenant under this Lease, which reinstatement shall be as a result of the failure to satisfy a condition subsequent and shall not be deemed liquidated damages or a penalty; and

          (iii) Landlord's Contribution (as defined in the Work Letter Agreement) shall be increased by an amount equal to the product of (x) $35.00 multiplied by (y) the number of rentable square feet in the Second Floor Option Space.

     C.   Post-Commencement Second Floor Expansion Option. Tenant shall have an
          -----------------------------------------------
option to lease the Second Floor Option Space at any time during the first nine months of the Initial Term by delivering written notice to Landlord at least three months prior to the commencement date of the lease term for the Second Floor Option Space (thus, such notice must be delivered no later than the last day of the sixth month of the Initial Term) (the "Post-Commencement Second Floor Expansion Option"). If Tenant exercises the Post-Commencement Second Floor Expansion Option:

          (i) the Base Rent for the Second Floor Option Space shall be as follows:


                                          Rate of Annual Base Rent per
                                          Rentable Square Foot of the
          Year of Term                    Second Floor Option Space
          ------------                    -------------------------


          1 (partial year)                        $15.50

                                Rate of Annual Base Rent per
                                Rentable Square Foot of the
          Year of Term           Second Floor Option Space
          ------------           -------------------------

                2                             15.97

                3                             16.44

                4                             16.94

                5                             17.45

                6                             17.97

                7                             18.51

                8                             19.06

                9                             19.63

                10                            20.22

          (ii) there shall be no abatement of Rent for the Second Floor Option Space; and

          (iii) Landlord's Contribution (as defined in the Work Letter Agreement) shall be increased by an amount equal to the product of (x) $35.00 multiplied by (y) the number of rentable square feet in the Second Floor Option Space.

     D.   Second Floor Expansion Option Terms. Tenant's lease of the Second
          -----------------------------------
Floor Option Space pursuant to the Pre-Commencement Second Floor Expansion Option or the Post-Commencement Second Floor Expansion Option (each, a "Second Floor Expansion Option") shall be further subject to the conditions that Tenant is not in Default under this Lease, either on the date Tenant exercises the Second Floor Expansion Option or on the proposed commencement date of the lease term for the Second Floor Option Space, and this Lease is in full force and effect both on the date Tenant exercises the Second Floor Expansion Option and on the proposed commencement date of the lease term for the Second Floor Option Space. If Tenant does not timely or properly exercise the Post-Commencement Second Floor Expansion Option, Landlord may at any time thereafter lease the Second Floor Option Space to any third-party tenant on such terms and provisions as Landlord may elect, without any further rights of Tenant to lease such space (except as provided in Section 27).

     E.   Fifth Floor Expansion Option. Tenant shall have an option (the "Fifth
          ----------------------------
Floor Expansion Option") to lease all of the Fifth Floor Option Space on a date selected by Landlord (the "Fifth Floor Expansion Date") within the 15 month period following the end of the fifth year of the

Term. Landlord shall provide Tenant with at least 14 months advance notice of the Fifth Floor Expansion Date. If Tenant exercises the Fifth Floor Expansion
Option:

                  (i) the rate of Base Rent per rentable square foot of the Fifth Floor Option Space shall at all times during the lease term of the Fifth Floor Option Space equal the rate of Base Rent per rentable square foot of the Initial Premises;

                  (ii) there shall be no abatement of Rent for the Fifth Floor Option Space; and

                  (iii) Landlord shall provide Tenant with an allowance for tenant improvements to prepare the Fifth Floor Option Space for Tenant's occupancy equal to (x) $10.00 per rentable square foot of the Fifth Floor Option Space, if the Fifth Floor Option Space has previously been improved for the benefit of Landlord or another tenant, or (y) the product of (I) $30.00 per rentable square foot of the Fifth Floor Option Space multiplied by (II) the quotient of (A) the number of full calender months remaining in the Term as of the Fifth Floor Expansion Date divided by (B) 120, if the Fifth Floor Option Space has not previously been improved. Landlord and Tenant shall execute a work letter agreement for the work to be performed by Tenant to prepare the Fifth Floor Option Space for Tenant's occupancy (which work letter agreement shall be substantially similar to the Work Letter Agreement) and the foregoing allowance shall be disbursed to tenant in the same manner (and subject to the same conditions) as Landlord's Contribution under the Work Letter Agreement.

         Tenant's lease of the Fifth Floor Option Space pursuant to the Fifth Floor Expansion Option shall be further subject to the following terms and conditions:

                  (i) Tenant gives Landlord a written notice of its election to exercise the Fifth Floor Expansion Option not later than 11 months prior to the Fifth Floor Expansion Date;

                  (ii) Tenant is not in Default under this Lease, either on the date Tenant exercises the Fifth Floor Expansion Option or on the proposed commencement date of the lease term for the Fifth Floor Option Space, and this Lease is in full force and effect both on the date Tenant exercises the Fifth Floor Expansion Option and on the proposed commencement date of the lease term for the Fifth Floor Option Space; and

                  (iii) If the Second Floor Expansion Space is available for leasing on the Fifth Floor Expansion Date and is an acceptable size to Tenant (which determination is solely the responsibility and right of Tenant), Landlord may instead substitute the Second Floor Expansion Space for the Fifth Floor Expansion Space.

If Tenant does not timely or properly exercise the Fifth Floor Expansion Option, Landlord may at any time thereafter lease the Fifth Floor Option Space to any third-party tenant on such terms and provisions as Landlord may elect, without any further rights of Tenant to lease such space (except as provided in Section 27).

         F.   Terms. If Tenant  exercises a Second Floor Expansion  Option or
              -----
the Fifth Floor Expansion Option (each, an "Expansion Option"), the following terms and provisions shall apply:


              (i) Landlord shall lease the Second Floor Option Space or the Fifth Floor Option Space, as applicable (each, an "Option Space"), to Tenant for a lease term commencing on the applicable commencement date and expiring on the Expiration Date of the Term. Landlord shall use reasonable efforts to deliver possession of the Option Space to Tenant at least two months prior to the applicable commencement date to enable Tenant to prepare the Option Space for Tenant's occupancy (possession by Tenant prior to the commencement of the lease term for the Option Space shall be upon all of the terms and conditions of this Lease [including, without limitation, Sections 9 and 11B], excluding only Tenant's obligation to pay Base Rent and Adjustment Rent for the Option Space during such period). Notwithstanding the foregoing, if Tenant exercises the Pre-Commencement Expansion Option, Landlord shall use reasonable efforts to deliver possession of the Second Floor Option Space on the date that is the later to occur of (x) the date Tenant is entitled to possession of the Initial Premises pursuant to the Work Letter Agreement and (y) two business days after the day Tenant exercises the Option. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Option Space to Tenant at least two months prior to the applicable commencement date (or, with respect to the Second Floor Option Space, if Tenant exercises the Pre-Commencement Second Floor Expansion Option, the date described above) for causes outside Landlord's reasonable control (including, without limitation, the failure of any existing tenant in such space to timely vacate its premises). If Landlord is unable to deliver possession of an Option Space to Tenant at least two months prior to by the applicable commencement date (or, with respect to the Second Floor Option Space, if Tenant exercises the Pre-Commencement Second Floor Expansion Space, the date described above), then the commencement date of the lease term of the Option Space shall be deferred by a number of days equal to the number of days of delay of delivery of possession of the Option Space to Tenant (excluding delays caused by Tenant or its employees, agents or contractors). Furthermore, if such delay exceeds three months (excluding delays caused by Tenant or its employees, agents or contractors), by written notice to Landlord no later than 15 days after the expiration of such three-month period, Tenant may elect to rescind its exercise of Expansion Option, in which case this Lease shall continue in full force and effect as if Tenant had never exercised such option.

              (ii) Landlord shall deliver the Option Space to Tenant with the same level of base building improvements as Landlord is required to deliver the Initial Premises (not including the first floor), except with respect to the Fifth Floor Option Space if it has previously been improved for the benefit of Landlord or another tenant. Tenant shall accept the Option Space in an "as-is" physical condition, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof, except as otherwise set forth in this Section 26.

              (iii) Effective as of the commencement date of the lease term of the Option Space, Tenant's Proportionate Share shall be increased by the percentage equivalent of the quotient of the rentable square feet in the Option Space divided by the rentable square feet in the Building.

              (iv) All of the terms and provisions of this Lease shall apply with respect to the Option Space, except as the same may be inconsistent with the provisions of this Section 26.

         G.   Amendment.  If Tenant exercises an Expansion Option, Landlord and
              ---------
Tenant shall promptly execute and deliver an amendment to this Lease reflecting the lease of the Option Space by Landlord to Tenant on the terms herein provided.

         H.   Termination.  Each Expansion Option shall automatically terminate
              -----------
and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination by Landlord of Tenant's right to possession of all or any part of the Premises, (3) the assignment of this Lease by Tenant, in whole or in part (other than to an Affiliate), (4) the sublease by Tenant of all or any part of the Premises (other than to an Affiliate), (5) the recapture by Landlord of the Premises pursuant to Section 14C, or (6) the failure of Tenant to timely or properly exercise the Expansion Option.

         27.  RIGHTS OF FIRST REFUSAL TO LEASE SPACE.

         A.   Right of First Refusal. If Landlord intends to offer to a third
              ----------------------
party or to accept an offer from a third party for a lease of (i) all or any part of the Second Floor Option Space or the Fifth Floor Option Space, or (ii) the space described in clause (i) above plus any other space in the Building (for purposes hereof, such other space shall be deemed to be part of the "Actual ROFR Space"), Landlord shall give Tenant written notice of such offer ("Landlord's ROFR Notice") prior to Landlord entering into such lease. Landlord's Notice shall specify (i) the location and rentable area of the portion of the Option Space which Landlord desires to lease (which is henceforth referred to as the "Actual ROFR Space"), (ii) the proposed lease term for the Actual ROFR Space, (iii) the date Landlord will deliver possession of the Actual ROFR Space for the tenant to commence tenant improvements to prepare the Actual ROFR Space for occupancy, (iv) the annual rate of base rent per square foot of rentable area for the Actual ROFR Space, (v) the amount of all rent adjustments for the Actual ROFR Space, including, without limitation, fixed and/or indexed rent adjustments and rent adjustments for Expenses and Taxes for the Building,
(vi) the tenant concessions (e.g., rent abatements and tenant improvement allowances and improvements), if any, which Landlord will provide in connection with such lease of the Actual ROFR Space; and (vii) any other material terms of such offer. Notwithstanding the foregoing, with respect to any offer to Landlord, its managing agent or its lender or any of their affiliates, the rental rate set forth in Landlord's ROFR Notice shall equal the Fair Market Rent for the Actual ROFR Space (determined in the same manner as set forth in Section 28B with respect to the Actual ROFO Space [as hereinafter defined]) rather than the terms offered to such party. Tenant shall thereupon have a right (a "Right of First Refusal") to lease all, but not less than all, of the Actual ROFR Space, subject to the following terms and conditions:

               (1) Tenant gives Landlord a written notice of its election to exercise the Right of First Refusal within 12 business days after Landlord gives Tenant Landlord's ROFR Notice; and

               (2) Tenant is not in Default under this Lease, either on the date Tenant exercises the Right of First Refusal or on the proposed commencement date of the lease term for the Actual ROFR Space, and this Lease is in full force and effect both on the date Tenant exercises the Right of First Refusal and on the proposed commencement date of the lease term for the Actual ROFR Space.

If Tenant does not timely or properly exercise a Right of First Refusal, Landlord may at any time thereafter lease the Actual ROFR Space to any third-party tenant on terms and provisions substantially similar to those set forth in Landlord's ROFR Notice, without any further rights of Tenant to lease such space (except as provided in Section 26C) unless and until such third-party tenant has vacated the space and such space is again available for leasing. Furthermore, if such third party tenant is granted an option to expand into a specifically designated part of the Option Space, Tenant shall not have a Right of First Refusal to lease such specifically designated part of the Option Space unless and until such third-party tenant's expansion option on such part of the Option Space has expired.

         B.    Terms.  If Tenant exercises a Right of First Refusal, the
               -----
following terms and provisions shall apply:

               (1) Landlord shall lease the Actual ROFR Space to Tenant for a lease term specified in Landlord's ROFR Notice and expiring on the Expiration Date of the Term (unless the commencement date of Tenant's lease of the Actual ROFR Space is on or after the third anniversary of the Commencement Date, in which case the expiration date of Tenant's lease of the Actual ROFR Space shall be the date set forth in Landlord's ROFR Notice). Landlord shall use reasonable efforts to deliver possession of the Actual ROFR Space to Tenant on the date specified in Landlord's ROFR Notice for the delivery of possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Actual ROFR Space on the date specified in Landlord's ROFR Notice for causes outside Landlord's reasonable control (including, without limitation, the failure of any existing tenant in such Actual ROFR Space to timely vacate its premises). If Landlord is unable to deliver possession of the Actual ROFR Space to Tenant by the specified date (excluding delays caused by Tenant or its employees, agents or contractors), then the commencement date of the lease term of the Actual ROFR Space shall be deferred by a number of days equal to the number of days of delay of delivery of possession of the Actual ROFR Space to Tenant (excluding delays caused by Tenant or its employees, agents or contractors). Furthermore, if such delay exceeds three months (excluding delays caused by Tenant or its employees, agents or contractors), by written notice to Landlord no later than 15 days after the expiration of such three-month period, Tenant may elect to rescind its exercise of the Right of First Refusal, in which case this Lease shall continue in full force and effect as if Tenant had never exercised such option.

                  (2) The Base Rent payable for the Actual ROFR Space shall be equal to 95% of the Base Rent set forth in Landlord's ROFR Notice (provided that if the lease term set forth in Landlord's ROFR Notice is different than the lease term of Tenant's lease of the Actual ROFR Space [i.e., because the commencement date of the lease of the Actual ROFR Space is on or before the third anniversary of the Commencement Date], the Base Rent set forth in Landlord's ROFR Notice shall be equitably adjusted by Landlord to account for such difference).

                  (3) Tenant shall not be entitled to any rental abatement for the Actual ROFR Space except as otherwise set forth in Landlord's ROFR Notice.

                  (4) Tenant shall accept the Actual ROFR Space in an "as-is", "where-is" condition, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof, except as otherwise set forth in Landlord's ROFR Notice (provided that if the lease term set forth in Landlord's ROFR Notice is different than the lease term of Tenant's lease of the Actual ROFR Space, any allowance set forth in Landlord's ROFR Notice shall be equitably adjusted by Landlord to account for such difference).

                  (5) All of the terms and provisions of this Lease shall apply with respect to the Actual ROFR Space, except as the same may be inconsistent with the provisions of this Section 27.

         C.       Amendment.  If Tenant exercises a Right of First Refusal,
                  ---------
Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the lease of the Actual ROFR Space by Landlord to Tenant on the terms herein provided.

         D.       Termination.  Each Right of First Refusal shall automatically
                  -----------
terminate and become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination by Landlord of Tenant's right to possession of all or any part of the Premises, (3) the assignment of this Lease by Tenant, in whole or in part (other than to an Affiliate), (4) the sublease by Tenant of all or any part of the Premises (other than to an Affiliate), (5) the recapture by Landlord of the Premises pursuant to
Section 14C, or (6) the failure of Tenant to timely or properly exercise the Right of First Refusal.

         28.  RIGHTS OF FIRST OPPORTUNITY TO LEASE SPACE.

         A.   ROFO Space. For purposes of this Lease, the "ROFO Space" shall
              ----------
mean the entire sixth floor and seventh floor of the Building and, if Landlord develops and constructs an office building in the Complex adjacent to the Building (the "Phase II Building"), two contiguous full floors in such building (such floors to be designated by Landlord promptly after completion of the Phase II Building). Tenant acknowledges that Landlord shall have no liability and Tenant shall be entitled to no credit or abatement if Landlord does not develop and construct the Phase II Building. If the Phase II Building is a build-to-suit for a single tenant, no space in that building shall be included in the ROFO Space. Furthermore, the ROFO Space shall include space in the Phase II Building only during the period that Landlord owns both the Building and the Phase II Building.

         B.   Right of First Opportunity. With respect to any lease which
              --------------------------
Landlord hereafter intends to enter into with a third-party tenant for either
(i) all or any portion of the ROFO Space, or (ii) the space described in clause
(i) above plus any other space in the Building (for purposes hereof, any such other space shall be deemed to be part of the ROFO Space), Landlord shall give Tenant written notice of such intent ("Landlord's ROFO Notice") prior to Landlord entering into such lease. Landlord's ROFO Notice shall specify (i) the location and rentable area of the portion of the ROFO Space which Landlord desires to lease (which is henceforth referred to as the "Actual ROFO Space"),
(ii) the proposed lease term for the Actual ROFO Space, (iii) the date Landlord will deliver possession of the Actual ROFO Space for Tenant to commence tenant improvements to prepare the Actual ROFO Space for Tenant's occupancy (which must be at least two months prior to the commencement of the lease term for the Actual ROFO Space), (iv) the annual rate of base rent per square foot of rentable area which Landlord desires to charge for the Actual ROFO Space, which shall not exceed the "Fair Market Rent" for such space. "Fair Market Rent" means the annual amount per rentable square foot that a willing, comparable, non-equity, non-renewal, non-expansion new tenant would pay, and a willing landlord of a comparable first-class office building in the pertinent market would accept at arms' length, giving appropriate consideration to annual rental rates per rentable square foot, the type of escalation clauses (including, but without limitation, operating expenses, real estate taxes and CPI), the extent of liability under the escalation clauses (e.g., whether determined on a "net lease" basis or by increases over a particular base year or base dollar amount), abatement provisions reflecting free rent and/or no rent during the period of construction or any other period during the lease term, brokerage commissions, length of lease term, size and location of premises being leased, level of existing improvements, building standard work letter and/or tenant improvement allowances, if any, creditworthiness of tenant and other generally applicable terms and conditions of tenancy for the space in question (Landlord may exclude from such consideration the terms of any lease of space in the Building or the Phase II Building by Landlord, its managing agent or its lender or any of their affiliates), but such rental rate per rentable square foot of the ROFO Space shall not at any time during the Term be less than the rental rate per rentable square feet of the Initial Premises at such time, (v) the amount of all rent adjustments which Landlord desires to charge for the Actual ROFO Space, including, without limitation, fixed and/or indexed rent adjustments and rent adjustments for Expenses and Taxes for the Building, and
(vi) the tenant concessions (e.g., rent abatements and tenant improvement allowances), if any, which Landlord would be willing to provide to lease the Actual ROFO Space. Items (iv) through (vi) in the preceding sentence shall be quoted by Landlord in Landlord's Notice for a hypothetical lease having a lease term which would expire on the Expiration Date of the Term (unless the commencement date of the lease term of the Actual Option Space will be on or after the third anniversary of the Commencement Date, in which case Landlord may, in Landlord's ROFO Notice, set forth an expiration date Landlord believes will be acceptable to third parties). Tenant shall thereupon have a right (a "Right of First Opportunity") to lease all, but not less than all, of the Actual ROFO Space, subject to the following terms and conditions:

                  (1) Tenant gives Landlord a written notice of its election to exercise the Right of First Opportunity within 12 business days after Landlord gives Tenant Landlord's ROFO Notice; and

                  (2) Tenant is not in Default under this Lease, either on the date Tenant exercises the Right of First Opportunity or on the proposed commencement date of the lease term for the Actual ROFO Space, and this Lease is in full force and effect both on the date Tenant exercises the Right of First Opportunity and on the proposed commencement date of the lease term for the Actual ROFO Space.

If Tenant does not timely or properly exercise the Right of First Opportunity, Landlord may at any time thereafter lease the Actual ROFO Space to any third-party tenant on such terms and provisions as Landlord may elect, without any further rights of Tenant to lease such space; provided, however, that Landlord may not enter into a lease with any such third party on economic terms materially more favorable to such party than the terms offered by Landlord to Tenant in Landlord's ROFO Notice (as used herein, "materially more favorable" means the rental rate or tenant improvement allowance offered to the third party is at least 5% more favorable to the third party than the terms set forth in Landlord's ROFO Notice). Furthermore, if such third-party tenant is granted an option to expand into a specifically designated part of the ROFO Space, Tenant shall not have a Right of First Opportunity to lease such specifically designated part of the ROFO Space unless and until such third-party tenant's expansion option on such part of the ROFO Space has expired.

         C.       Terms.  If Tenant exercises a Right of First Opportunity, the
                  -----
following terms and provisions shall apply:

                  (1) Landlord shall lease the Actual ROFO Space to Tenant for a lease term commencing on the date specified in Landlord's ROFO Notice and expiring on the expiration date set forth in Landlord's ROFO Notice. Landlord shall use reasonable efforts to deliver possession of the Actual ROFO Space to Tenant at least two months prior to the commencement date specified in Landlord's ROFO Notice to enable Tenant to prepare the Actual ROFO Space for Tenant's occupancy (possession by Tenant prior to the commencement of the lease term for the Actual ROFO Space shall be upon all of the terms and conditions of this Lease [including, without limitation, Sections 9 and 11B], excluding only Tenant's obligation to pay Base Rent and Adjustment Rent for the Actual ROFO Space during such period). In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Actual ROFO Space to Tenant at least two months prior to the commencement date specified in Landlord's ROFO Notice for causes outside Landlord's reasonable control (including, without limitation, the failure of any existing tenant in such Actual ROFO Space to timely vacate its premises). If Landlord is unable to deliver possession of the Actual ROFO Space to Tenant at least two months prior to the commencement date, then the commencement date of the lease term of the Actual ROFO Space shall be deferred by a number of days equal to the number of days of delay of delivery of possession of the Actual ROFO Space to Tenant (excluding delays caused by Tenant or its employees, agents or contractors). Furthermore, if such delay exceeds three months (excluding delays caused by Tenant or its employees, agents or contractors), by written notice to Landlord no later than 15 days after the expiration of such three-month period, Tenant may elect to rescind its exercise of the Right of First Opportunity, in which case this Lease shall continue in full force and effect as if Tenant had never exercised such option.

                  (2) The Base Rent and Rent Adjustment payable for the Actual ROFO Space shall be as set forth in Landlord's ROFO Notice.

                  (3) Tenant shall not be entitled to any rental abatement for the Actual ROFO Space except as otherwise set forth in Landlord's ROFO Notice.

                  (4) Tenant shall accept the Actual ROFO Space in an "as-is", "where-is" condition, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof, except as otherwise set forth in Landlord's ROFO Notice.

                  (5) All of the terms and provisions of this Lease shall apply with respect to the Actual ROFO Space, except as the same may be inconsistent with the provisions of this Section 28.

         D.       Amendment.  If Tenant exercises a Right of First Opportunity,
                  ---------
Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the lease of the Actual ROFO Space by Landlord to Tenant on the terms herein provided.


         E.       Termination.  Each Right of First Opportunity shall
                  -----------
automatically terminate and become null and void upon the earlier to occur of
(1) the expiration or termination of this Lease, (2) the termination by Landlord of Tenant's right to possession of all or any part of the Premises, (3) the assignment of this Lease by Tenant, in whole or in part (other than to an Affiliate), (4) the sublease by Tenant of all or any part of the Premises (other than to an Affiliate), (5) the recapture by Landlord of the Premises pursuant to Section 14C, or (6) the failure of Tenant to timely or properly exercise the Right of First Opportunity.

         29. PARKING. Landlord agrees to furnish to Tenant, at no additional charge, 259 reserved parking spaces in the Building's parking lot, for so long as this Lease is in full force and effect and Tenant is not in Default under this Lease. If the rentable area of the Premises is reduced below the amount stated in Item 1B of the Schedule for any reason, then the number of Tenant's reserved parking spaces shall be reduced proportionately. The locations of the reserved parking spaces to be furnished to Tenant are designated on Exhibit G attached hereto. Tenant acknowledges that the locations of Tenant's reserved parking spaces are subject to change by Landlord if Landlord restripes the parking areas, adds additional parking areas or reconfigures the parking areas for any reason (provided Landlord may not decrease the number of reserved parking spaces granted to Tenant and at least 17 of such reserved parking spaces must be the closest parking spaces to an entrance to the Building that may be reserved by Landlord). Landlord, at Landlord's expense, shall mark Tenant's reserved parking spaces in a reasonable manner to indicate to third parties that such spaces are reserved for use by Tenant, but Landlord shall have no responsibility for or liability in the event of any unauthorized use of said parking spaces reserved for Tenant. In addition to Tenant's right to use said reserved parking spaces, for so long as this Lease is in full force and effect and Tenant is not in Default hereunder, and so long as Tenant is then using all of its reserved parking spaces, Tenant may use the available non-reserved parking spaces in Landlord's parking lot, free of charge, on a first come, first-served basis with other tenants of the Building and their guests and invitees. The initial configuration of parking areas for the Building and the proposed Phase II Building is depicted on exhibit G (provided Landlord reserves the right to reconfigure such parking areas from time to time as provided above). Tenant's use of all parking spaces is subject to all applicable codes, ordinances, laws, regulations and statutes and reasonable rules and regulations promulgated from time to time by Landlord, as well as the restrictions set forth in the recorded Declaration of Covenants, Conditions, Restrictions, Reciprocal Rights and Easements encumbering the Complex (as amended from time to time, the "Declaration"). Provided Tenant is not then in Default under this Lease and Tenant is then occupying at least 70,000 rentable square feet of the Premises (not including occupancy of any subtenants or assignees other than Affiliates), Landlord shall not enter into a lease or written agreement expressly allowing any other tenant in the Building or the Phase II Building to use a number of parking spaces exceeding four parking spaces per 1,000 rentable square feet of such tenant's premises unless Landlord provides additional parking areas beyond those depicted on Exhibit G or makes other arrangements (such as expressly limiting the parking rights of other tenants or restriping the parking lots) to accommodate such excess (i.e., more than four parking spaces per 1,000 rentable square feet) parking spaces granted to such tenant.

         30. SIGNAGE. Tenant, at Tenant's expense, shall have the exclusive right during the Term (including the Renewal Terms, if applicable) to install up to two signs on the Building's parapet. In addition, Tenant shall have the right during the Term, in common with other tenants in the Building, to maintain Building-standard signage on the pylon sign in front of the Building as well as at the entrance to the Building and in the elevator lobbies on floors occupied by Tenant. Such installation of Building-standard signage on the pylon and at the entrance and elevator lobbies shall be at Landlord's expense. The design and installation of Tenant's parapet signage shall be in compliance with all applicable codes, ordinances, laws, regulations and statutes and the Declaration and further subject to Landlord's reasonable approval and supervision. It shall be a condition of Tenant's right to maintain its name on such signs that (a) Tenant is not in Default under this Lease and (b) this Lease is in full force and effect. It shall be a further condition of Tenant's right to maintain such parapet signage that Tenant is an occupant of at least 70,000 rentable square feet of space in the Building (not including occupancy of any subtenants or assignees other than Affiliates), provided, however, if Tenant occupies less than 70,000 rentable square feet but more than 60,000 rentable square feet, Tenant may maintain one sign on the Building's parapet. If Tenant occupies less than 60,000 rentable square feet in the Building (not including occupancy of any subtenants or assignees other than Affiliates), upon Landlord's written request Tenant shall remove its parapet signage, at Tenant's expense. Upon the expiration or termination of the Term or Tenant's right to retain such signage, Tenant, at Tenant's expense, shall remove its parapet signs. The rights granted to Tenant in this Section 30 are personal to TCI Great Lakes, Inc. and shall not inure for the benefit of any subtenant or assignee (other than an Affiliate). For so long as (w) Tenant is not in Default under this Lease, (x) this Lease is in full force and effect, (y) Tenant is an occupant of at least 60,000 rentable square feet in the Building (not including occupancy of any subtenants or assignees other than Affiliates) and (z) among Tenant's primary business activities is providing to the general public video, data, satellite or voice communications capabilities (e.g., a telephone company, cable television company or internet service provider), Landlord shall not grant to any other tenant in the Building whose primary business is providing to the general public video, data, satellite or voice communications capabilities (e.g., America Online, Ameritech, MCI or Qwest) (but not including, without limitation, any tenant whose primary business is providing software or hardware for such communications or content for such communications [e.g., Bloomberg, Dow Jones or Salon Magazine]), the right to maintain a sign in the lobby of the Building (not including mention of such tenant in any Building directory).

         31. RIGHT OF FIRST REFUSAL TO PURCHASE BUILDING. Before Landlord makes or accepts an offer set forth in a letter of intent to sell the Building to a third party, Landlord shall offer to sell the Building to Tenant on such terms. If Tenant does not accept such offer from Landlord within ten business days after its submission, Landlord may thereafter sell the Building to any third party on terms acceptable to Landlord (which may be similar to or different than those contained in the offer submitted to Tenant, provided that the net purchase price to be paid by such third party [after taking into account all credits, prorations and concessions] is not less than 95% of the purchase price set forth in the offer submitted to Tenant and the non-economic terms offered to such third party are not materially more favorable than those set forth in the offer submitted to Tenant). If the offer set forth in the letter of intent is to sell the Building with other property (such as, without limitation, the Phase II Building), then Landlord's offer to Tenant shall include both the Building and such other property (and Tenant will not have the option of buying only the Building or only the other property).

         32.      RENEWAL OPTIONS.

         A.       First Renewal Option. Tenant shall have an option (the "First
                  --------------------
Renewal Option") to renew the Term with respect to all or a portion of the Premises demised under or pursuant to this Lease as of the expiration date of the Initial Term (subject to Section 32D), for one additional term (the "First Renewal Term") of five years, upon the following terms and conditions:

                  (1) Tenant gives Landlord written notice of Tenant's election to exercise the First Renewal Option not later than 12 months prior to the expiration date of the Initial Term (which notice shall specify which portion of the Premises Tenant desires to renew);

                  (2) Tenant is not in Default under this Lease, either on the date Tenant exercises the First Renewal Option or on the expiration date of the Initial Term, and this Lease is in full force and effect on the date on which Tenant exercises the First Renewal Option and on the proposed commencement date of the First Renewal Term; and

                  (3) If Tenant renews the Term for less than all of the Premises, such lesser portion must consist of all space leased by Tenant on a floor and Tenant may not renew the Term for a particular floor unless Tenant also renews the Term for all space then leased by Tenant on lower floors (not including the space leased by Tenant on the second floor, which may, in Tenant's sole discretion, not be included in the space being renewed).

                  (4) Tenant may not renew the Term for any particular part of the Premises if Tenant has subleased or assigned (other than to an Affiliate) that part of the Premises for a term that expires less than two years prior to the expiration of the Initial Term.

         B.       Second Renewal Option. Tenant shall have an option (the
                  ---------------------
"Second Renewal Option") to renew the Term with respect to all (but not less than all) of the Premises demised under or pursuant to this Lease as of the expiration date of the First Renewal Term, for one additional term (the "Second Renewal Term") of five years, upon the following terms and conditions:

                  (1) Tenant gives Landlord written notice of Tenant's election to exercise the Second Renewal Option not later than 12 months prior to the expiration date of the First Renewal Term;

                  (2) Tenant is not in Default under this Lease, either on the date Tenant exercises the Second Renewal Option or on the expiration date of the First Renewal Term, and this Lease is in full force and effect on the date on which Tenant exercises the Second Renewal Option and on the proposed commencement date of the Second Renewal Term; and

                  (3) Tenant may not renew the Term if Tenant has subleased any part of the Premises or assigned this Lease (other than to an Affiliate) for a term that expires less than two years prior to the expiration of the First Renewal Term.

          C.      Terms. If Tenant timely and properly exercises the First
                  -----
Renewal Option or the Second Renewal Option (each, a "Renewal Option"):

                  (1) The Rent payable for the First Renewal Term or the Second Renewal Term (each, a "Renewal Term"), as applicable, shall be equal to the "market rate of rent" that will be in effect for the applicable space at the commencement of the Renewal Term. If Tenant exercises a Renewal Option, Landlord shall notify Tenant of Landlord's determination of the market rate of rent for the Renewal Term within 15 days after Tenant's exercise of the Renewal Option. "Market rate of rent" shall mean the greater of (i) 95% of Fair Market Rent for the applicable space (as defined in Section 28B) and (ii) the then-escalated rate of Rent for the Premises as of the last year of the Initial Term or the First Renewal Term, as applicable (the "Existing Rental Rate"). The Base Rent payable during the Renewal Term shall be subject to adjustment during the Renewal Term as provided in Landlord's written notice setting forth the market rate of rent (or, if the market rate of rent is the Existing Rental Rate, the Base Rent shall increase by 3% during each year of the Renewal Term, commencing with the first day of the first year of the Renewal Term). There shall be no abatement of Base Rent or Adjustment Rent for the Premises during the Renewal Term, except as may be specifically provided in Landlord's written notice setting forth the market rate of rent. If Landlord and Tenant fail to agree in writing upon the market rate of rent for the Renewal Term within 30 days of Tenant's exercise of the Renewal Option, as Tenant's sole option and remedy, Tenant may elect to rescind Tenant's exercise of the Renewal Option by written notice to Landlord during such 30-day period (if Tenant fails to timely deliver such notice of rescission and the parties have failed to agree in writing upon the market rate of Rent, Landlord's determination of the market rate of rent shall be binding upon Landlord and Tenant).

                  (2) Tenant shall have no further options to renew the Term of this Lease beyond the expiration date of the Second Renewal Term.

                  (3) Landlord shall not be obligated to perform any leasehold improvement work in the Premises or give Tenant any allowance for any such work or any other purposes during or for a Renewal Term, except as to any allowance which may be specifically provided in Landlord's written notice setting forth the market rate of rent and except that Landlord, at its sole cost and expense, will at one time during each Renewal Term paint all painted wall surfaces with one coat of paint and replace all carpeting (the paint and carpet shall be similar in quality to the original materials installed by Tenant).

                  (4) Except for the rate of Rent and except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Renewal Term.

          D.      Staggered Terms. If Tenant exercises a Right of First Refusal
                  ---------------
or a Right of First Opportunity and the Actual ROFR Space or the Actual ROFO Space has a lease term expiring on a date other than the expiration date of the Initial Term, then Tenant shall have the right to renew the lease term of such Actual ROFR Space or Actual ROFO Space on the terms provided above in this Section 32, provided the time periods for the exercise of such Renewal Options for such Actual ROFR Space or Actual ROFO Space and for the commencement of such five-year Renewal Terms for such Actual ROFR Space or Actual ROFO Space shall be based upon the scheduled lease terms of such spaces (i.e., for such Actual ROFR Space and Actual ROFO Space, the references to "Initial Term" in this Section 32 shall mean the originally scheduled lease term for such space after Tenant exercises the applicable option and takes possession of the space).

         E.   Amendment. If Tenant exercises a Renewal Option, Landlord and
              ---------
Tenant shall promptly execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the Renewal Term on the terms provided above.

         F.   Termination. Each Renewal Option shall automatically terminate and
              -----------
become null and void upon the earlier to occur of (1) the expiration or termination of this Lease, (2) the termination of Tenant's right to possession of the Premises, or (3) the failure of Tenant to timely or properly exercise the Renewal Option.

         33.  TERMINATION OPTION.

         A.   Termination Option. Tenant shall have an option (the "Termination
              ------------------
Option") to terminate this Lease with respect to the Initial Premises and the Second Floor Option Space (if Tenant leases such space through the exercise of the Second Floor Expansion Option), or to terminate Tenant's lease of only a part of the Initial Premises and the Second Floor Option Space (if Tenant leases such space through the exercise of the Second Floor Expansion Option) (provided if Tenant terminates this Lease as to only a part of the Premises, (i) such part must consist of at least one full floor, (ii) Tenant may not terminate this Lease for a particular floor unless Tenant also terminates this Lease for all portions of the applicable space then leased by Tenant on higher floors, and
(iii) if consisting of more than one full floor, may not include less than all space leased by Tenant on a floor [i.e., Tenant may not terminate only part of the space leased by Tenant on a particular floor]), effective as of the last day of the seventh year of the Term (the "Termination Date"). Tenant may not terminate this Lease with respect to any space leased by Tenant pursuant to the Fifth Floor Expansion Option, the Right of First Refusal or the Right of First Opportunity or pursuant to separate negotiations between Landlord and Tenant. The Termination Option is granted subject to the following terms and conditions:

                           (1) Tenant gives Landlord written notice of Tenant's
              election to exercise the Termination Option not later than 12 months prior to the Termination Date;

                           (2) Tenant is not in Default under this Lease, either
              on the date that Tenant exercises the Termination Option on the Termination Date; and

                           (3) Tenant pays to Landlord, not later than three
                  months before the Termination Date, a cash lease termination fee (the "Fee") in an amount equal to the product of $35.00 multiplied by the rentable area of the part of the Premises being terminated.

         B.       Terms.  If Tenant timely and properly exercises the
                  -----
Termination Option: (1) all Rent payable under this Lease for the portion of the Premises so terminated shall be paid through and apportioned as of the Termination Date (in addition to payment of the Fee), (2) neither party shall have any rights, estates, liabilities or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, are intended to survive the expiration or termination of the Term of this Lease, (3) if less than all of the Premises is terminated, Base Rent and Adjustment Rent shall be reduced proportionately, and (4) Landlord and Tenant shall promptly enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein.

         C.       Termination. The Termination Option shall automatically
                  -----------
terminate and become null and void upon the earlier to occur of (1) the termination of Tenant's right to possession of all or any part of the Premises,
(2) the assignment by Tenant of this Lease, in whole or in part (other than to an Affiliate), or (3) the failure of Tenant to timely or properly exercise the Termination Option.

         34.      HAZARDOUS MATERIALS.

         A.       Landlord's  Environmental  Protection.  Tenant shall not cause
                  -------------------------------------
or permit to occur (excluding acts of Landlord, other tenants of the Building and their respective agents, employees and contractors):

                  (i) any violation of any present or future federal, state or local law, ordinance or regulation related to environmental conditions in or about the Premises, including, but not limited to, improvements or alterations made to the Premises at any time by Tenant, its agents or contractors, or

                  (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any "Hazardous Substances" (as hereinafter defined) in or about the Premises, or the transportation to or from the Premises of any Hazardous Substances (save and except reasonable quantities of normal office products such as cleaners, solvents and toners, all of which shall be stored and used by Tenant, at its expense, in compliance with all applicable laws).

Tenant, at its expense, shall comply with each present and future federal, state and local law, ordinance and regulation related to environmental conditions in or about the Premises or Tenant's use of the Premises, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities as a result of Tenant's activities (or activities for which Tenant is responsible) at the Premises. Tenant shall indemnify, defend and hold harmless Landlord and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorneys' and consultants' fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with Tenant's failure to comply with its obligations under this Section 34.A, which obligations shall survive the expiration or termination of this Lease.

         B.       Tenant's  Environmental  Protection.  Landlord shall not cause
                  ------------------------------------
or permit to occur (excluding acts of Tenant, other tenants of the Building and their respective agents, employees and contractors):

                  (i) any violation of any present or future federal, state of local law, ordinance or regulation related to environmental conditions in or about the Building (excluding the Premises), including, but not limited to, improvements or alterations made to the Building at any time by Landlord, its agents or contractors, or

                  (ii) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any "Hazardous Substances" (as hereinafter defined) in or about the Building (excluding the Premises), or the transportation to or from the Building (excluding the Premises) of any Hazardous Substances (save and except reasonable quantities of normal cleaning and janitorial products, sanitary sewage and solid wastes, all of which shall be stored, disposed and used by Landlord, at its expense, in compliance with all applicable laws).

Landlord, at its expense (but subject to inclusion in Expenses except to the extent prohibited pursuant to Section 2A(i)(b)), shall comply with each present and future federal, state and local law, ordinance and regulation related to environmental conditions in or about the Building, including, without limitation, all reporting requirements and the performance of any cleanups required by any governmental authorities as a result of Landlord's activities (or activities for which Landlord is responsible) at the Building. Landlord shall indemnify, defend and hold harmless Tenant and its employees from and against all fines, suits, claims, actions, damages, liabilities, costs and expenses (including attorney's and consultant's fees) asserted against or sustained by any such person or entity and arising out of or in any way connected with Landlord's failure to comply with its obligations under this
Section 34B, which obligations shall survive the expiration or termination of this Lease.

         C.       Hazardous Substances. As used in this Section 34, "Hazardous
                  --------------------
Substances" shall include, without limitation, flammables, explosives, radioactive materials, asbestos containing materials (ACMs), polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances, petroleum and petroleum products, chlorofluorocarbons (CFCs) and substances declared to be hazardous or toxic under any present or future federal, state or local law, ordinance or regulation.

         D.       Recycling. Tenant, at its expense, agrees to comply with each
                  ---------
present and future federal, state and local law, ordinance and regulation regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (the "Wastes" collectively) in or about the Premises. Tenant shall sort and separate the Wastes into such categories as required by law. Each separately sorted category of the Wastes shall be placed in separate receptacles designated and approved by Landlord. Such separate receptacles shall be removed from the Premises in accordance with a collection schedule prescribed by law or as otherwise reasonably prescribed by Landlord. Landlord reserves the right to refuse to collect or accept from Tenant any Wastes that are not separate and sorted as required by law, and to require Tenant to arrange for such collection as Tenant's expense, utilizing a contractor reasonably satisfactory to Landlord.

         E. Permitted Exceptions. Tenant shall have the right to use and store
            --------------------
the following Hazardous Substances in the ordinary course of business and in compliance with all applicable laws, ordinances and regulations: fuel for the generator described in Section 37; acid contained within batteries for back-up power; reasonable amounts of standard cleaning fluid and materials customarily used in conjunction with business machines; cleaning supplies in reasonable quantities; coolant necessary for maintenance of Tenant's approved telecommunications systems, and halon used in fire suppression. Tenant may replace or dispose of such materials as necessary, provided such replacement or disposal complies with all applicable federal, state and local regulations, statues, or ordinances. Landlord shall have the right to use Hazardous Substances in the ordinary course of business at the Building.

         35. HIGH SPEED DATA SERVICE. Landlord shall designate Tenant's affiliate, AT&T, as Landlord's "exclusive provider" of high-speed internet service for the Building. Notwithstanding the foregoing, Landlord may allow other internet providers to provide service to tenants of the Building if (i) any tenant requests the right to use such other internet providers, (ii) required by any order, law, rule or regulation of any governmental body, (iii) AT&T ceases providing such service, (iv) Landlord has received complaints from tenants about the service provided by AT&T or (v) AT&T is not offering the types of services at competitive prices being offered by its competitors. Landlord and AT&T shall enter into a separate agreement in a form reasonably acceptable to Landlord and AT&T regarding AT&T's activities at the Building.

         36. PENETRATION POINTS AND CONNECTING EQUIPMENT. Tenant may use up to 50% of the area of the Building's points of penetration (not including BELs [as hereinafter defined]) for data cabling. If Tenant desires a penetration area at another location in the Building, Landlord will not unreasonably withhold its consent to Tenant, at its sole cost and expense, creating such penetration (Landlord may require plans and specifications for such penetration before deciding whether to grant its consent). Furthermore, with Landlord's prior written approval (which shall not be unreasonably withheld), Tenant shall have the non-exclusive right to use any existing building entrance links used by utilities to bring services into the Building ("BELs"), subject to the rights and requirements of the utility users. Tenant, at its cost and expense, but at no additional rental, may install such equipment conduits, fiber optic and other cables and materials (the "Connecting Equipment") in the existing shafts, ducts, conduits, chases, utility closets and other facilities of the Building (the "Conduits"), and along, under or through the roof of the Building as is necessary or desirable to connect the antennas or satellite dishes to be installed by Tenant on the roof of the

Building to Tenant's equipment in the Premises, and further, may run the Connecting Equipment through the basement of the Building and over, on, under or through the Building (using any easements adjacent to the Building if and to the extent allowed) in order to connect Tenant's equipment in the Premises to other communications networks and/or to the local telephone company. As provided in the Work Letter Agreement, Tenant may install, at its expense, and exclusively use five 4-inch diameter conduits that extend from Meacham Road and feed the Building's main telephone closet and risers (and with Landlord's prior written consent, Tenant may use the remaining conduits). Tenant shall have a right of access at all times to the areas where such Connecting Equipment is located for the purpose of maintaining, repairing, testing and replacing the same and the right of access to any other Conduits in the Building and the right to install such additional Connecting Equipment as may be required for the proper conduct of Tenant's business. Tenant shall also have the right, at no additional cost or rental, to use and have access to such Conduits in order to connect the Premises to the offices of other tenants in the Building in order to provide communication services to such tenants. Tenant acknowledges that except as otherwise expressly provided herein, Tenant's use of the points of penetration, BELs and Conduits shall be non-exclusive and Landlord may limit Tenant's use if Landlord reasonably believes it is disproportionate.

         All use of points of penetration, BELs and Conduits, and all alterations, improvements and work relating to the installation of Connecting Equipment, including, without limitation, cabling, shall be (i) subject to Landlord's prior written approval (which approval shall not be unreasonably withheld or conditioned), and (ii) performed in accordance with Section 9. Landlord shall approve or disapprove the plans and specifications for the proposed use or work, including use of any Conduits in the Building, within ten days of receipt of plans and specifications therefor. Any disapproval by Landlord shall specify in detail the reason(s) for disapproval. Landlord's approval of any contractor Tenant may engage in connection with such installations shall not be unreasonably withheld or delayed. Tenant must remove all Connecting Equipment and data cabling and, at Landlord's option, restore any such additional penetration points, upon the expiration or termination of the Term.

         37. INDEPENDENT POWER SYSTEMS. Tenant, at its expense, may install a back-up generator and ancillary equipment (such as stationary batteries and chargers) at the location at the Building depicted on Exhibit H attached hereto, to service Tenant in the event of a power failure. Tenant, at its expense, shall construct and maintain screens as recommended by Landlord's architect to minimize, to the maximum extent possible, the adverse aesthetic appearance of such generator and equipment. Furthermore, Tenant may install in its Premises an Uninterrupted Power Source System to serve Tenant's electrical equipment. In the event of a power failure, Tenant may operate at the Building portable generators. It shall be a condition of Tenant's right to install any such equipment that Tenant has received all required governmental approvals and consents. Tenant may operate such equipment only (i) in compliance with all applicable laws, codes, statutes and ordinances, manufacturer's recommendations and insurance requirements and (ii) if such equipment does not produce loud noises or offensive odors (and such equipment shall at all times be properly vented). Tenant must remove all such equipment and restore the Building upon the expiration or termination of the Term.

         38. ROOFTOP COMMUNICATIONS AND HVAC EQUIPMENT. Prior to the Commencement Date, Tenant shall designate a portion of the roof located on one side of the Building's penthouse as "Tenant's Reserved Rooftop Space." Landlord shall not allow any other tenant or occupant to use Tenant's Reserved Rooftop Space without Tenant's prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). Tenant acknowledges that Landlord may locate equipment serving the Building (including other rentable areas) in Tenant's Reserved Rooftop Space. Tenant may locate and install satellite dishes and antennas on Tenant's Reserved Rooftop Space to serve Tenant's business operations at the Premises, provided that (a) the installation and maintenance of such equipment is in conformity with all applicable zoning provisions, (b) such equipment does not affect the structural integrity of the Building and (c) Landlord first approves the size of and specifications for such equipment (which approval shall not be unreasonably withheld), and provided further that the location, installation, operation and maintenance of such equipment shall (i) be subject to and completed in accordance with the terms and conditions of Section 9 of this Lease and with any and all applicable governmental laws, codes, rules, regulations and ordinances in effect from time to time; (ii) in no manner interfere with the use of any other communications equipment installed on the roof (Tenant acknowledges that Tenant's right to install such satellite dish or antenna is non-exclusive); and (iii) be designed to make the equipment as aesthetically pleasing as possible so that it does not negatively impact the architectural appeal of the Building. Landlord may from time to time require Tenant to relocate equipment on the roof at Landlord's sole cost and expense. Tenant shall not be obligated to pay any rent for such use of the roof. Tenant must remove all such equipment and restore the Building (including all roof penetrations) upon the expiration or termination of the Term.

         Tenant may further install additional HVAC equipment serving the Premises upon all of the same terms and conditions stated above with respect to Tenant's communications equipment, with the further condition that the operation of such HVAC equipment does not interfere with or adversely affect the Building's mechanical, HVAC, plumbing or utility systems.

         Tenant may not take any action with respect to its use of any space on the Building's rooftop that will violate or diminish any warranty or guarantee of the roof.

         39. FOOD SERVICE. Landlord intends to cause a "deli" to be operated on the first floor of the Building as an amenity for the tenants and occupants of the Building. Landlord's choice of operator for the deli shall be subject to Tenant's reasonable approval. Landlord will consider any such operator recommended by Tenant. The deli's hours of operation will be at least 7:00 a.m. to 3:30 p.m., Monday through Friday, holidays excepted. Landlord shall use reasonable efforts to require the operator's food service facility and operations to be of a comparable (or better) quality as that of similar facilities in comparable office buildings in the metropolitan Chicago area. If Tenant, in its reasonable discretion, is not satisfied with the operations of the deli, and such operations are not improved to a reasonably acceptable level within 30 days after notice from Tenant, then Tenant shall have the right to operate a cafeteria in the Premises (provided such cafeteria shall be for the exclusive use of Tenant's employees). Likewise, Landlord shall have no liability to Tenant if at any time during the Term Landlord fails to cause a deli to be operated on the first floor of the Building, but rather in such instance Tenant shall have the right to operate a cafeteria in the Premises for the exclusive use of Tenant's employees.

         40. Y2K. Landlord warrants to Tenant that all necessary equipment, software and appliances, including, but not limited to, elevators, heating, ventilating and air conditioning systems, card key access systems, door locks, energy management systems, sprinkler systems, fire detection and life safety systems and other Building systems are designed to remain fully functional and perform their normal operations on and after January 1, 2000, without interruptions or malfunctions as a result of the passage from the year 1999 to the year 2000. If any repairs, alterations or replacements must be made to any of the foregoing equipment, software or appliance in order to prevent or eliminate any such interruptions or malfunctions in the services or operations provided thereby, Landlord will cause any such repairs, alterations or replacements to be promptly and timely made and the cost of any such repairs, alterations or replacements will be paid by Landlord. Landlord further agrees that any interruption or malfunction of any of the aforesaid Building systems which may occur as the result of the passage from the year 1999 to the year 2000 will not be deemed to constitute a force majeure delay as described in Section 25J or an event, the occurrence of which is beyond the reasonable control of Landlord to prevent or avoid.

                   [Balance of page intentionally left blank]

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:                                         TENANT:
--------                                          ------

WINDY POINT OF SCHAUMBURG L.L.C.,                 TCI GREAT LAKES, INC., a
a Delaware limited liability company              Delaware corporation

By:  FRC WINDY POINT L.L.C., an Illinois
     limited liability company, its managing
     member                                       By: /s/ Michael Lovett
                                                      --------------------------
                                                  Title: Regional Vice President
                                                        ------------------------
         By: /s/ Steven D. Fifield
            ------------------------
         Title:  Manager
               ---------------------


                           (Landlord's Acknowledgment)

STATE OF ILLINOIS  )
                   )  SS.
COUNTY OF COOK     )


         On this 20/th/ day of August, 1999, before me appeared Steven D. Fifield, to me personally known, who being by me duly sworn, did say that he/she is the Manager of FRC WINDY POINT, L.L.C., an Illinois limited liability company ("Manager") and managing member of WINDY POINT OF SCHAUMBURG L.L.C., a Delaware limited liability company ("Owner"), the company that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said Manager and Owner, and said __________________________________ acknowledged said instrument to be the free act and deed of said Manager and Owner.

                              Kathryn A. Hutcheson
                       -----------------------------------
                                  NOTARY PUBLIC

                        (Tenant Corporate Acknowledgment)


STATE OF  Il       )
                   )  SS.
COUNTY OF COOK     )


         On this 19 day of July, 1999, before me appeared Michael Lovett, to me personally known, who being by me duly sworn, did say that he/she is the Regional Vice President of TCI GREAT LAKES, INC., a Delaware corporation, the corporation that executed the within and foregoing instrument and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and that the seal affixed is the corporate seal of said corporation and said __________________________ acknowledged said instrument to be the free act and deed of said corporation.


                                            /s/ Laura B. Munn
                                            -----------------------------------
                                            NOTARY PUBLIC


                                                      [SEAL]

                                    EXHIBIT A
                                    ---------

                            [FLOOR PLAN APPEARS HERE]

                            [FLOOR PLAN APPEARS HERE]

                            [FLOOR PLAN APPEARS HERE]

                            [FLOOR PLAN APPEARS HERE]